                                                           EXHIBIT 4(c)



          ============================================================



                             ALBERTO-CULVER COMPANY

                                                                ISSUER

                                       TO


                             BANKERS TRUST COMPANY

                                                               TRUSTEE



                                ________________


                                   INDENTURE

                           DATED AS OF JUNE 30, 1995


                                ________________

                                U.S.$100,000,000



                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JUNE 30, 2005



          ============================================================

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

                                 ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

SECTION 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

  Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  Additional Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  Agent Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  Applicable Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Authorized Newspaper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Bearer Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Board Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
  Class A Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Class B Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Closing Price Per Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
  Common Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Company Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Company Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Constituent Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Conversion Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Conversion Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
  Definitive Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                     Page
                                                                                                     ----
  Determination Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Dollar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  U.S.$ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  EUROCLEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Exchange Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Global Registered Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
  Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Non-electing Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
  Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  Permitted Holder of Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  Place of Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
  Predecessor Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Principal Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Quoted Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Registered Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
  Restricted Global Registered Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Risk Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Rule 144A Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  "Security Register" and "Security Registrar"  . . . . . . . . . . . . . . . . . . . . . . . .       10
  Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10
  Senior Nonmonetary Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
  Senior Payment Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
  Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
  Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    Page
                                                                                                    ----
  Tax Affected Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Tax Law Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Temporary Global Bearer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Time of Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Trading Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  United States . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
  United States person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
  Unrestricted Global Registered Security . . . . . . . . . . . . . . . . . . . . . . . . . .         13
  Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
  Western Europe  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13

SECTION 102.  Compliance Certificates and
                  Opinions; Form of Documents
                  Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
SECTION 103.  Acts of Holders of Securities . . . . . . . . . . . . . . . . . . . . . . . . .         14
SECTION 104.  Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . .         18
SECTION 105.  Notice to Holders of Securities; Waiver . . . . . . . . . . . . . . . . . . . .         18
SECTION 106.  Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . .         20
SECTION 107.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
SECTION 108.  Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
SECTION 109.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20
SECTION 110.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
SECTION 111.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21

                                 ARTICLE TWO

                                SECURITY FORMS

SECTION 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         22
SECTION 202.  Forms of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
SECTION 203.  Form of Coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         60
SECTION 204.  Form of Certificate of Authentication . . . . . . . . . . . . . . . . . . . . .         61
SECTION 205.  Form of Conversion Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .         61
SECTION 206.  Legend on Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . .         66

                                ARTICLE THREE

                                THE SECURITIES

SECTION 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           67
SECTION 302.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           68
SECTION 303.  Execution, Authentication, Delivery
                and Dating. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           68
SECTION 304.  Global Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           69





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    Page
                                                                                                    ----
SECTION 305.  Registration, Registration of Transfer
                 and Exchange; Restrictions on
                 Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         74
SECTION 306.  Mutilated, Destroyed, Lost or Stolen
                 Securities and Coupons . . . . . . . . . . . . . . . . . . . . . . . . . . .         80
SECTION 307.  Payment of Interest, Interest Rights
                  Preserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         82
SECTION 308.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         85
SECTION 309.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         85
SECTION 310.  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .         85
SECTION 311.  Forms of Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         86
SECTION 312.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         90

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . .         91
SECTION 402.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . .         92

                                 ARTICLE FIVE

                                   REMEDIES

SECTION 501.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         94
SECTION 502.  Acceleration of Maturity; Rescission
                 and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         96
SECTION 503.  Collection of Indebtedness and Suits
                 for Enforcement by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . .         97
SECTION 504.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . .         98
SECTION 505.  Trustee May Enforce Claims Without
                 Possession of Securities or Coupons  . . . . . . . . . . . . . . . . . . . .         99
SECTION 506.  Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . .        100
SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100
SECTION 508.  Unconditional Right of Holders to
                 Receive Principal and Interest
                 and to Convert   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        101
SECTION 509.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . .        101
SECTION 510.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .        102
SECTION 511.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .        102
SECTION 512.  Control by Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . .        102
SECTION 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
SECTION 514.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        103
SECTION 515.  Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . . . . . . . . . .        104





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                   Page
                                                                                                   ----

                                 ARTICLE SIX

                                 THE TRUSTEE
SECTION 601.  Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . .        105
SECTION 602.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        106
SECTION 603.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .        106
SECTION 604.  Not Responsible for Recitals or Issuance
                 of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        108
SECTION 605.  May Hold Securities, Act as Trustee
                 Under Other Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . .        108
SECTION 606.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        108
SECTION 607.  Compensation and Indemnification of
                 Trustee and Its Prior Claims   . . . . . . . . . . . . . . . . . . . . . . .        109
SECTION 608.  Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . .        110
SECTION 609.  Resignation and Removal; Appointment
                 of Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        110
SECTION 610.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . .        112
SECTION 611.  Merger, Conversion, Consolidation or
                 Succession to Business   . . . . . . . . . . . . . . . . . . . . . . . . . .        112
SECTION 612.  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        113

                                ARTICLE SEVEN

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 701.  Company May Consolidate, Etc., Only
                 on Certain Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        115
SECTION 702.  Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        116

                                ARTICLE EIGHT

                           SUPPLEMENTAL INDENTURES

SECTION 801.  Supplemental Indentures Without
                 Consent of Holders of Securities
                 or Coupons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        117
SECTION 802.  Supplemental Indentures with Consent
                 of Holders of Securities   . . . . . . . . . . . . . . . . . . . . . . . . .        118
SECTION 803.  Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . .        119
SECTION 804.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .        120
SECTION 805.  Reference in Securities to Supplemental
                 Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        120
SECTION 806.  Notice of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .        120





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    Page
                                                                                                    ----

                                 ARTICLE NINE

                      MEETINGS OF HOLDERS OF SECURITIES

SECTION 901.  Purposes for Which Meetings
                May Be Called   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        121
SECTION 902.  Call, Notice and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . .        121
SECTION 903.  Persons Entitled to Vote at Meetings  . . . . . . . . . . . . . . . . . . . . .        121
SECTION 904.  Quorum; Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        122
SECTION 905.  Determination of Voting Rights; Conduct
                and Adjournment of Meetings   . . . . . . . . . . . . . . . . . . . . . . . .        123
SECTION 906.  Counting Votes and Recording Action
                of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        124

                                 ARTICLE TEN

                                  COVENANTS

SECTION 1001.  Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . .        125
SECTION 1002.  Maintenance of Offices or Agencies . . . . . . . . . . . . . . . . . . . . . .        125
SECTION 1003.  Money for Security Payments To Be
                 Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        127
SECTION 1004.  Additional Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        128
SECTION 1005.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        129
SECTION 1006.  Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .        129
SECTION 1007.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . .        130
SECTION 1008.  Registration and Listing . . . . . . . . . . . . . . . . . . . . . . . . . . .        130
SECTION 1009.  Statement by Officers as to Default. . . . . . . . . . . . . . . . . . . . . .        131
SECTION 1010.  Delivery of Certain Information. . . . . . . . . . . . . . . . . . . . . . . .        131
SECTION 1011.  Resale of Certain Securities;
                  Reporting Issuer.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        132

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        133
SECTION 1102.  Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . .        133
SECTION 1103.  Election to Redeem; Notice to Trustee  . . . . . . . . . . . . . . . . . . . .        133
SECTION 1104.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        133
SECTION 1105.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . .        134
SECTION 1106.  Securities Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . .        135





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    Page
                                                                                                    ----

                                ARTICLE TWELVE

                           CONVERSION OF SECURITIES
SECTION 1201.  Conversion Privilege and
                 Conversion Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        137
SECTION 1202.  Exercise of Conversion Privilege . . . . . . . . . . . . . . . . . . . . . . .        137
SECTION 1203.  Fractions of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        140
SECTION 1204.  Adjustment of Conversion Rate  . . . . . . . . . . . . . . . . . . . . . . . .        140
SECTION 1205.  Notice of Adjustments of
                 Conversion Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        146
SECTION 1206.  Notice of Certain Corporate Action . . . . . . . . . . . . . . . . . . . . . .        146
SECTION 1207.  Company to Reserve Class A
                 Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        147
SECTION 1208.  Taxes on Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        148
SECTION 1209.  Agreements as to Class A
                 Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        148
SECTION 1210.  Cancellation of Converted Securities . . . . . . . . . . . . . . . . . . . . .        149
SECTION 1211.  Provision in Case of Consolidation,
                 Merger or Conveyance of Assets   . . . . . . . . . . . . . . . . . . . . . .        149
SECTION 1212.  Responsibility of Trustee for
                 Conversion Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .        151

                               ARTICLE THIRTEEN

                                SUBORDINATION

SECTION 1301.  Securities Subordinated to
                 Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        152
SECTION 1302.  Payment Over of Proceeds Upon
                 Dissolution, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        152
SECTION 1303.  No Payment When Senior Debt
                 in Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        153
SECTION 1304.  Payment Permitted If No Default  . . . . . . . . . . . . . . . . . . . . . . .        154
SECTION 1305.  Subrogation to Rights of Holders
                 of Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        155
SECTION 1306.  Provisions Solely to Define
                 Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        155
SECTION 1307.  Trustee to Effectuate Subordination  . . . . . . . . . . . . . . . . . . . . .        156
SECTION 1308.  No Waiver of Subordination Provisions  . . . . . . . . . . . . . . . . . . . .        156
SECTION 1309.  Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156
SECTION 1310.  Reliance on Judicial Order or
                 Certificate of Liquidating Agent   . . . . . . . . . . . . . . . . . . . . .        157
SECTION 1311.  Trustee Not Fiduciary for Holders
                 of Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        158
SECTION 1312.  Rights of Trustee as Holder of
                 Senior Debt; Preservation of
                 Trustee's Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        158





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                    Page
                                                                                                    ----
SECTION 1313.  Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . .        158
SECTION 1314.  Certain Conversions Deemed Payment . . . . . . . . . . . . . . . . . . . . . .        159

                               ARTICLE FOURTEEN

                REPURCHASE OF SECURITIES AT THE OPTION OF THE
                           HOLDER UPON A RISK EVENT

SECTION 1401.  Right to Require Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . .        160
SECTION 1402.  Notices; Method of Exercising
                 Repurchase Right, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .        161
SECTION 1403.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        164

                               ARTICLE FIFTEEN

               HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 1501.  Company to Furnish Trustee Names and
                 Addresses of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . .        166
SECTION 1502.  Preservation of Information. . . . . . . . . . . . . . . . . . . . . . . . . .        166


TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167

ACKNOWLEDGEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        168





Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

        INDENTURE, dated as of June 30, 1995, between ALBERTO-CULVER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2525 Armitage Avenue, Melrose Park, Illinois 60160 (herein called the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee hereunder (herein called the "Trustee").

                            RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of its 5 1/2% Convertible Subordinated Debentures due June 30, 2005 (herein called the "Securities") and the coupons, if any, thereto appertaining, of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        All things necessary to make the Securities and the coupons thereto appertaining, when the Securities are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities and the coupons thereto appertaining, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

        (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder; and

        (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 103.

        "Additional Amounts" has the meaning specified in Section 202.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent Member" means any member of, or participant in, the Depositary.

        "Applicable Procedures" has the meaning specified in Section 305(c).

        "Authenticating Agent" means any Person authorized pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities.

        "Authorized Newspaper" means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday and Friday. For purposes of publication in London and Luxembourg, such term shall mean the Financial Times and the Luxembourger Wort, respectively, unless such newspapers are not available.

        "Bearer Security" means any Security issued in the form set forth in
Section 202(a).

        "Board of Directors" means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

        "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

        "Business Day", when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 1309; provided, further, that a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Sections 1001, 1003 or 1106.

        "CEDEL" has the meaning specified in Section 304.

        "Class A Common Stock" means the Class A Common Stock, par value $.22 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 1211, shares issuable on conversion of Securities shall include only shares of Class A Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Class B Common Stock" means the Class B Common Stock, par value $.22 per share, of the Company authorized at the date of this instrument as originally executed.

        "Closing Date" means the date of the Time of Delivery pursuant to the Underwriting Agreement.

        "Closing Price Per Share" means, with respect to the Class A Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for New York Stock Exchange Composite Transactions or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Class A Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market system, or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price Per Share shall be the fair value of a share as determined by the Board of Directors of the Company.

        "Code" has the meaning specified in Section 201.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Depositary" has the meaning specified in Section 304.

        "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Constituent Person" has the meaning specified in Section 1211.

        "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article Twelve.

        "Conversion Price" has the meaning specified in Section 1403.

        "Conversion Rate" has the meaning specified in Section 1201.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 4 Albany Street, New York, New York 10006.

        "corporation" means a corporation, limited liability company, association, joint-stock company or business trust.

        "coupon" means any interest coupon appertaining to a Bearer Security.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Definitive Security" means any Security that is a Bearer Security or a Registered Security (other than a Global Registered Security).

        "Depositary" means, with respect to any Securities issued in whole or in part in the form of one or more Global Registered Securities, the clearing agency that is registered under the Exchange Act and designated to act as Depositary for such Securities, as contemplated by Section 304(b), or any successor clearing agency registered under the Exchange Act as contemplated by
Section 304(b).

        "Determination Notice" has the meaning specified in Section 202.

        "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

        "EUROCLEAR" has the meaning specified in Section 304.

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Exchange Date" means the date 40 days after the Time of Delivery.

        "Global Registered Security" means any Registered Security issued in the form set forth in Section 202(b) and registered in the Security Register in the name of a Depositary or a nominee thereof.

        "Global Security" means any Security that is a Temporary Global Bearer Security or a Global Registered Security.

        "Holder", when used with respect to any Registered Security, means the Person in whose name the Security is registered in the Security Register, when used with respect to any Bearer Security or Temporary Global Bearer Security, means the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

        "Indebtedness" has the meaning specified in Section 501.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in Article Fourteen or otherwise.

        "Non-electing Share" has the meaning specified in Section 1211.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, the President or a Vice President and by the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1009 shall be the principal executive, financial or accounting officer of the Company.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Company and who shall be reasonably acceptable to the Trustee.

        "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

        (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        (ii) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons thereto appertaining, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

        (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee, the Principal Paying Agent, Bankers Trust Luxembourg S.A. and Swiss Bank Corporation as Paying Agents.

        "Permitted Holder of Senior Debt" means any duly authorized representative of a holder of Senior Debt.

        "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Place of Conversion" has the meaning specified in Section 301.

        "Place of Payment" has the meaning specified in Section 301.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Principal Paying Agent" means Bankers Trust Company, London branch, located at 1 Appold Street, Broadgate, London, until a successor, if any, has been appointed pursuant to the terms hereof, or if there shall be no Principal Paying Agent, the Trustee.

        "Quoted Price" has the meaning specified in Section 1403(c).

        "Record Date" means any Regular Record Date or Special Record Date.

        "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Registered Security" means any Security issued in the form set forth in
Section 202(b) and registered in the Security Register. A Global Registered Security is a Registered Security.

        "Regular Record Date" for interest payable in respect of any Registered Security on any Interest Payment Date means the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Repurchase Date" has the meaning specified in Section 1401.

        "Repurchase Price" has the meaning specified in Section 1401.

        "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust and Agency Group (or any successor group) of the Trustee including without limitation any vice president, assistant vice president, assistant secretary or other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

        "Restricted Global Registered Security" means a Global Registered Security which is a Restricted Security.

        "Restricted Securities" has the meaning specified in Section 206.

        "Risk Event" has the meaning specified in Section 1403(d).

        "Rule 144A Information" has the meaning specified in Section 1010.

        "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

        "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed: (a) indebtedness of the Company to banks, insurance companies and other financial institutions evidenced by credit agreements, notes or other written obligations, (b) all other indebtedness of the Company which is (i) for money borrowed (including obligations of the Company in respect of overdrafts, foreign exchange contracts and currency exchange agreements, letters of credit, bankers' acceptances, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by a note or similar instrument given in connection with an acquisition of any businesses, properties or assets of any kind (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services ("Trade Accounts")), (c) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (d) all obligations of the Company issued or assumed as the deferred purchase price of property (except Trade Accounts), all conditional sale obligations of the Company and all obligations of the Company under any title retention agreements, (e) all indebtedness and obligations of other Persons of the types described in clauses (a) through (d) for the payment of which the Company is responsible or liable as obligor or guarantor, including, without limitation, obligations (contingent or otherwise) to purchase or otherwise acquire, or to assure a creditor against loss in respect of, any such indebtedness or obligation, and any such indebtedness or obligation secured by a lien on any asset of the Company, whether or not such indebtedness or obligation is assumed by the Company and (f) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation described in clauses (a) through (e), unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities.

        "Senior Nonmonetary Default" has the meaning specified in Section 1303.

        "Senior Payment Default" has the meaning specified in Section 1303.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 307.

        "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of interest is due and payable.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Tax Affected Security" means any Security held by a non-United States person to whom Additional Amounts have or will become payable.

        "Tax Law Change" means any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings.

        "Temporary Global Bearer Security" means any Security issued in the form set forth in Section 203.

        "Time of Delivery" means July 13, 1995.

        "Trading Days" means (i) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Class A Common Stock is quoted on the Nasdaq National Market system or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (iii) if the Class A Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market system or similar system, days on which the Class A Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Class A Common Stock are available.

        "Transfer Agent" has the meaning specified in Section 202(a). The Company has initially appointed the Trustee, the Principal Paying Agent and Bankers Trust Luxembourg S.A. as Transfer Agents.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Underwriting Agreement" means the Underwriting Agreement, dated July 10, 1995, between the Company and Goldman Sachs International, Nat West Securities Limited, J. Henry Schroder Wagg & Co. Limited and Swiss Bank Corporation.

        "United States" has the meaning specified in Section 202(a), except for the purposes of the certificates set forth in Sections 304 and 311, in which context it has the meaning specified in those sections.

        "United States person" has the meaning specified in Section 202(a).

        "Unrestricted Global Registered Security" means a Global Registered Security which is not a Restricted Security.

        "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Western Europe" means Austria, Belgium, Denmark, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.


SECTION 102.  Compliance Certificates and Opinions; Form of
              Documents Delivered to Trustee.

        (a) Upon any application or request by the Company to the Trustee or the Principal Paying Agent to take any action under any provision of this Indenture, the Company shall furnish to the Trustee or the Principal Paying Agent, as the case may be, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 1009) shall include:

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 103.  Acts of Holders of Securities.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Nine. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record is delivered to the Trustee and copies thereof are delivered to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 906.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

        (c) The principal amount and serial number of any Bearer Security held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Security or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee or the Principal Paying Agent to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Security therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Security, if such certificate or affidavit is deemed by the Trustee or the Principal Paying Agent to be satisfactory. The Trustee, the Principal Paying Agent and the Company may assume that any Bearer Security continues to be held by such Person until (1) another certificate or affidavit bearing a later date issued in respect of such Bearer Security is produced, or
(2) such Bearer Security is produced to the Trustee or the Principal Paying Agent by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.

        (d) The principal amount and serial number of any Registered Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

        (e) The principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee or the Principal Paying Agent deems sufficient; and the Trustee or the Principal Paying Agent may in any instance require further proof with respect to any of the matters referred to in this Section 103.

        (f) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee or the Principal Paying Agent deems sufficient; and the Trustee or the Principal Paying Agent may in any instance require further proof with respect to any of the matters referred to in this Section 103.

        (g) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee, the Principal Paying Agent and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 1501) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

        Upon receipt by the Trustee or the Principal Paying Agent from any Holder of (i) any notice of default or breach referred to in Section 501(3), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 502, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 512, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

        (h) Except as provided in Sections 512 and 513, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and any coupon appertaining thereto and the Holder of every Security or coupon issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the

Company in reliance thereon, whether or not notation of such action is made upon such Security or coupon.

           (i) The provisions of this Section 103 are subject to the provisions of Section 905.


SECTION 104.  Notices, Etc., to Trustee and Company.

           Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee or the Principal Paying Agent by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust and Agency Group, or to or with the Principal Paying Agent at 1 Appold Street, Broadgate, London EC2A 2HE, Attention: Corporate Trust and Agency Group, or

                  (2) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 2525 Armitage Avenue, Melrose Park, Illinois 60160, telecopy no.: (708) 450-3110, Attention: President and General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

           Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice (other than a notice published in Luxembourg) may be in an official language of the country of publication.


SECTION 105.  Notice to Holders of Securities; Waiver.

           Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event,

           (1) such notice shall be sufficiently given to Holders of Bearer Securities or any Temporary Global

     Bearer Security if published in an Authorized Newspaper in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication to be not later than the latest date prescribed for the giving of such notice; and

           (2) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

           Neither the failure to give notice by publication to Holders of Bearer Securities or any Temporary Global Bearer Security as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such Holders for every purpose hereunder.

           In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities or any Temporary Global Bearer Security given as provided above. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

           In the case of paragraph (1) of this section, such notice shall be deemed to have been given on the date of such publication or, if published in Authorized Newspapers on different dates, on the date of the first such publication.

           In the case of paragraph (2) of this section, such notice shall be deemed to have been given when such notice is mailed.

           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 106.  Effect of Headings and Table of Contents.

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 107.  Successors and Assigns.

           All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 108.  Separability Clause.

           In case any provision in this Indenture or the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 109.  Benefits of Indenture.

           Except as provided in the next sentence, nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities and coupons, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article Thirteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 110.  Governing Law.

           THIS INDENTURE AND THE SECURITIES AND COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.


SECTION 111.  Legal Holidays.

           In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or coupon or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of interest or principal or delivery for conversion of such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

                                  ARTICLE TWO

                                 SECURITY FORMS


SECTION 201.  Forms Generally.

           The Securities and the coupons shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities and coupons, as evidenced by their execution thereof.

           The Trustee's certificates of authentication shall be in substantially the form set forth in Section 205.

           Conversion notices shall be in substantially the form set forth in
Section 205.

           Registered Securities that are Restricted Securities shall bear the legend required by Section 206.

           The Registered Securities shall be issued in the form of one or more Global Registered Securities and will only be issued in definitive form in accordance with Section 304(b). The Depositary for such Global Registered Securities shall initially be The Depository Trust Company.

           A Global Security may be printed, lithographed, typewritten, mimeographed or otherwise produced, as determined by the officers of the Company executing such Security, as evidenced by their execution thereof. The format and spacing of the text of a Definitive Security may be varied to facilitate such production.

           The Definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities and coupons, as evidenced by their execution thereof.

SECTION 202.  Forms of Securities.

           (a)  Form of Bearer Security


                                 [FORM OF FACE]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE JUNE 30, 2005

No. B-_____________                                      U.S.$5,000


           ALBERTO-CULVER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of Five Thousand United States Dollars on June 30, 2005 and to pay interest thereon, from July 13, 1995, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 31 in each year (an "Interest Payment Date"), commencing December 31, 1995, at the rate of 5 1/2% per annum, until the principal hereof is due, and at the rate of 5 1/2% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. Such payments shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to terminate the appointment of any such Paying Agent, at the option of the Holder at (a) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England,
(b) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg and (c) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder by United States Dollar check drawn on a bank in The City of New York or by transfer of United States Dollars to an account maintained by the payee with a bank located outside the United States (such transfers to be made only to Holders of an aggregate principal amount of

Securities in excess of U.S.$2,000,000 provided that such Holder shall have furnished wire instructions in writing to the Trustee by no later than 15 days prior to the relevant payment date). Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. No payment of principal of or interest on, including Additional Amounts (as defined below) with respect to, this Security shall be made at the Corporate Trust Office of the Trustee under the Indenture referred to on the reverse hereof or at any other office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of or interest on this Security and payment of any such Additional Amounts may be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, interest or Additional Amounts, as the case may be, at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

           The Company will pay to the Holder of this Security or any coupon appertaining hereto who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security or in such coupon to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

           (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax;

           (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security or any coupon appertaining hereto for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

           (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

           (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security or any coupon appertaining hereto, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

           (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;

           (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

           (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on this Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

           (h) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of this Security or that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner or member directly received its beneficial or distributive share of payments on this Security;

           (i) any tax, assessment or other governmental charge which would not have been imposed but for the fact that this Security constitutes a "United States real property interest", as defined in Section 897(c)(1) of the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of this Security; or

           (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

           For purposes of this Security, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, and "United States person" is a person who, for United States Federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of source.

           Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the fourth paragraph of the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal due in respect of this Security, or interest represented by any coupon, the beneficial owner of which is not a United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of this Security or such coupon is within the category of Persons described in clause (a) of the second preceding paragraph or (c) imposed as a result of presentation of this Security or such coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in this Security or such coupon to be then due and payable.

           Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security or any coupon appertaining thereto, such mention shall be deemed to include mention of the payment of Additional Amounts payable pursuant to the first and third preceding paragraphs to the extent that, in such context, Additional Amounts are, were or would be payable in respect of this Security pursuant to such paragraphs, and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal and coupons bearing the facsimile signature of its Treasurer to be annexed hereto.

Dated as of June 30, 1995

                                     ALBERTO-CULVER COMPANY

[Corporate Seal]

                                     By:__________________________
                                       Title:

Attest:


________________________
Title:





                               [FORM OF REVERSE]

           This Security is one of a duly authorized issue of securities of the Company designated as its "5 1/2% Convertible Subordinated Debentures due June 30, 2005" (herein called the "Securities"), limited in aggregate principal amount to U.S.$100,000,000, issued and to be issued under an Indenture, dated as of June 30, 1995 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$5,000 and as Registered Securities, without coupons, in denominations of (a) U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Securities are Restricted Securities; and (b) U.S.$5,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Securities are not Restricted Securities. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, except as provided below, (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent (as defined below), (i) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England (the "Principal Paying Agent") or (ii) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, or at such other offices or agencies outside the United States as the Company may designate (each a "Transfer Agent"); provided, however, that such surrender may be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, if (but only if) such surrender at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date or date for payment of Defaulted Interest will not be required to be surrendered with the coupon relating to such Interest Payment Date or date for payment of Defaulted Interest. Bearer Securities may not be issued in exchange for Registered Securities.

           No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company on or after June 30, 1998, in whole but not in part, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus accrued interest to the Redemption Date, and Securities held by non-United States persons are also redeemable in whole but not in part, under the circumstances described in the next two succeeding paragraphs, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date; provided, however, that interest installments on Bearer Securities whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States except as herein provided otherwise); and provided further that payments of principal upon redemption of any Security shall be made only upon delivery to the Company of a certification, substantially in the form provided in Section 311(b) of the Indenture, by the Holder as to whether the Security surrendered in connection with such redemption is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of the Security being surrendered.

           If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Security or coupon Additional Amounts, as described in the second paragraph of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for any applicable United States withholding taxes; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

           In addition, if the Company determines, based upon an Opinion of Counsel, selected by the Company that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal or interest due with respect to any Bearer Security or coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is not a United States person (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is not a United States person, provided that, in each case referred to in clauses (a)(ii) and
(b), payment by such
custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement, or (c) which would not be applicable but for the fact that such Bearer Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of such Bearer Security), the Company at its election will either (x) redeem the Bearer Securities, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, or (y) if and so long as the conditions of the second paragraph on the face hereof are satisfied, pay the Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee and the Principal Paying Agent thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided in the following paragraph (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Securities or will pay the Additional Amounts specified in the second paragraph on the face hereof and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Bearer Securities, such redemption shall take place on a date, not later than one year after the publication of the Determination Notice, as the Company elects by notice in writing to the Trustee and the Principal Paying Agent at least 75 days before the Redemption Date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an Opinion of Counsel selected by the Company subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, subsequently redeem all the Bearer Securities, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts. In the event of a redemption for such taxation reasons, the Company will not be required (a) to register the transfer of or exchange Registered Debentures or to exchange Bearer Debentures for Registered Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption, (b) to register the transfer of or exchange any Registered Debenture, or portion thereof, called for redemption, or (c) to exchange any Bearer Debenture called for redemption; provided, however, that a Bearer Debenture called for redemption may be exchanged for a Registered Debenture which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for payment consistent with the provisions described in Sections 205 and 1202 of the Indenture.

           Notice of redemption will be given by publication in Authorized Newspapers in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg, or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe, and by mail to Holders of Registered Securities. Notice to the Holders will be given at least once not more than 60 nor less than 30 days prior to the Redemption Date as provided in the Indenture.

           In any case where the due date for the payment of the principal of or interest, including Additional Amounts, on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal or interest, including Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and no interest shall accrue for the period after such date.

           Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time after September 11, 1995 and on or before the close of business on June 30, 2005, or in case this Security is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the fifth Trading

Day prior to the Repurchase Date, as the case may be, to convert this Security into newly issued, fully paid and nonassessable shares of Class A Common Stock of the Company at an initial Conversion Rate equal to 30.888 shares of Class A Common Stock per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, together with all coupons appertaining hereto that mature after the date of conversion, and also the conversion notice hereon, duly executed to the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below), at (a) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England, and (b) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg, or at such other offices or agencies outside the United States as the Company may designate (each a "Conversion Agent"); provided, however, that such surrender for conversion may be made at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, if (but only if) such surrender for conversion at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Subject to the aforesaid requirement to surrender coupons, no cash payment or adjustment is to be made on conversion if the date of conversion is not an Interest Payment Date, for interest accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Class A Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class A Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. The Conversion Rate will not be adjusted at any time during the term of this Security for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Class A Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease occurs prior to the Exchange Date, that the Temporary Global Bearer Security was convertible at the time of such occurrence at the Conversion Rate specified above as adjusted from the Issue Date of such Security to such time as provided in the Indenture). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

           Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Class A Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by any such Holder or holder with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

           If a Risk Event (as defined in the Indenture) occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security for cash at a Repurchase Price equal to 100% of the principal amount plus accrued interest to the Repurchase Date; provided, however, that interest installments on Bearer Securities whose Stated Maturity is on or prior to such Repurchase Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States except as herein provided otherwise); and provided further that payments of principal upon repurchase of any Security shall be made only upon delivery to the Company of a certification, substantially in the form provided in Section 311(b) of the Indenture, by the Holder as to whether the Security surrendered in connection with such repurchase is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of the Security being surrendered. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

           The indebtedness evidenced by this Security and any coupons appertaining hereto is, to the extent and in the manner provided in Article Thirteen of the Indenture, subordinate and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Security is issued subject to such provisions of Article Thirteen of the Indenture with respect thereto. Each Holder of this Security or any coupon appertaining to this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

           If an Event of Default shall occur and be continuing, the principal (in the amount specified in the next sentence) of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the

Outstanding Securities at which a quorum is present, by the Holders of 66 2/3% in principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities and coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

           As provided in and subject to the provisions of the Indenture, the Holder of this Security or any coupon appertaining hereto shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security or any coupon appertaining hereto for the enforcement of any payment of principal hereof or interest hereon (including any Additional Amounts) on or after the respective due dates expressed herein.

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Additional Amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

           Title to Bearer Securities and coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer (a) at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

           The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security and any coupon appertaining thereto, and prior to due presentation of a Registered Security for registration of transfer the Person in whose name a Registered Security is registered, as the owner thereof for all purposes, whether or not the Security or coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           THE INDENTURE, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

           All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           ELECTION OF HOLDER TO REQUIRE REPURCHASE

           1. Pursuant to Section 1401 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

           2. The undersigned hereby directs the Trustee or the Principal Paying Agent to pay bearer an amount in cash equal to 100% of the principal amount hereof plus interest accrued to the Repurchase Date.


Dated: _______________________       ________________________
                                     Signature

           (b)  Form of Registered Security

                                 [FORM OF FACE]

[THE FOLLOWING LEGEND (THE "RULE 144A LEGEND") SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY OTHER THAN ANY GLOBAL REGISTERED SECURITY:

           THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS DEBENTURE AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. DEBENTURES MAY ONLY BE SOLD IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF ALBERTO-CULVER COMPANY THAT (A) THIS DEBENTURE AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON ITS CONVERSION MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(III) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED GLOBAL REGISTERED SECURITY:

           THE DEBENTURES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH DEBENTURES AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR CONVERSION MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION

THEREFROM AND IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE DEBENTURES EVIDENCED BY THIS GLOBAL REGISTERED SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THE GLOBAL REGISTERED SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF ALBERTO-CULVER COMPANY THAT (A) ANY BENEFICIAL INTEREST IN THE DEBENTURES OR ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR CONVERSION MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND THAT (B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT OWNER IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL REGISTERED
SECURITY:

           THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

           UNLESS THE SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR

OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL REGISTERED SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE JUNE 30, 2005

No. R-_____________                                      U.S.$_____

CUSIP No. ____________

           Alberto-Culver Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _____________ United States Dollars on June 30, 2005 and to pay interest thereon, from July 13, 1995, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 31 in each year (the "Interest Payment Date"), commencing December 31, 1995, at the rate of 5 1/2% per annum, until the principal hereof is due, and at the rate of 5 1/2% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special

Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Registered Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account (such transfers to be made only to Holders of an aggregate principal amount of Securities in excess of U.S.$2,000,000 provided that such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in The City of New York. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such transfers to be made only to Holders of an aggregate principal amount of Securities in excess of U.S.$2,000,000 provided that such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in The City of New York.

           The Company will pay to the Holder of this Security who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

           (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax;

           (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

           (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

           (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

           (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;

           (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

        (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on this Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

        (h) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of this Security or that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner or member directly received its beneficial or distributive share of payments on this Security;

        (i) any tax, assessment or other governmental charge which would not have been imposed but for the fact that this Security constitutes a "United States real property interest", as defined in Section 897(c)(1) of the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of this Security; or

        (j)  any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and
   (i).

        For purposes of this Security, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, and "United States person" is a person who, for United States Federal income tax purposes, is (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of source.

        Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement relating to a Bearer Security or coupon and referred to in the fourth paragraph of the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal due in respect of any Bearer Security, or interest represented by any coupon, the beneficial owner of which is not a United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of such Bearer Security or such coupon is within the category of Persons described in clause (a) of the second preceding paragraph or (c) imposed as a result of presentation of such Bearer Security or such coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security or such coupon to be then due and payable.

        Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security or any coupon appertaining thereto, such mention shall be deemed to include mention of the payment of Additional Amounts payable as described in the first and third preceding paragraphs to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such Security or coupon described in such paragraphs, and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated:

                                                   ALBERTO-CULVER COMPANY

[Corporate Seal]

                                                   By:__________________________
                                                      Title:

Attest:


________________________
Title:





                               [FORM OF REVERSE]

        This Security is one of a duly authorized issue of securities of the Company designated as its "5 1/2% Convertible Subordinated Debentures due June 30, 2005" (herein called the "Securities"), limited in aggregate principal amount to U.S.$100,000,000, issued and to be issued under an Indenture, dated as of June 30, 1995 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$5,000, and as Registered Securities, without coupons, in denominations of (a) U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Securities are Restricted Securities; and (b) U.S.$5,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Securities are not Restricted Securities. As provided in the Indenture and subject to certain limitations therein set forth,

Registered Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Registered Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or at such other offices or agencies as the Company may designate (each a "Transfer Agent"). The Transfer Agent will then forward such surrendered Registered Securities (together with any payment surrendered therewith) to the Trustee who in turn will issue the new Registered Securities. Bearer Securities may not be issued in exchange for Registered Securities.

        No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company on or after June 30, 1998, in whole but not in part, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus accrued interest to the Redemption Date, and Securities held by non-United States persons are also redeemable in whole but not in part, in the circumstances described in the next two succeeding paragraphs, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date; provided, however, that interest installments on Registered Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; provided further that payments of principal upon redemption of any Security shall be made only upon delivery to the Company of a certification, substantially in the form provided in Section 311(b) of the Indenture, by the Holder as to whether the Security surrendered in connection with such redemption is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of the Security being surrendered.

        If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Security or coupon Additional Amounts, as described in the second paragraph of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities as a whole, but not in part, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for any applicable

United States withholding taxes; provided, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee
(a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and
(b) an Opinion of Counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

        In addition, if the Company determines, based upon an Opinion of Counsel, selected by the Company that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal or interest due with respect to any Bearer Security or coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is not a United States person (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is not a United States person, provided that, in each case referred to in clauses (a)(ii) and
(b), payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement, or (c) which would not be applicable but for the fact that such Bearer Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of such Bearer Security), the Company at its election will either (x) redeem the Bearer Securities (including Registered Securities), as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, or (y) if and so long as the conditions referred to in the second paragraph on the face hereof are satisfied, pay the Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided in the following paragraph (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Securities or will pay the Additional Amounts specified in the second paragraph on the face hereof and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Bearer Securities, such redemption shall take place on a date, not later than one year after the publication of the Determination Notice, as the Company elects by notice in writing to the Trustee at least 75 days before the Redemption Date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an Opinion of Counsel selected by the Company subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, subsequently redeem all the Bearer Securities, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts. In the event of a redemption for such taxation reasons, the Company will not be required (a) to register the transfer of or exchange Registered Debentures or to exchange Bearer Debentures for Registered Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption, (b) to register the transfer of or exchange any Registered Debenture, or portion thereof, called for redemption, or (c) to exchange any Bearer Debenture called for redemption; provided, however, that a Bearer Debenture called for redemption may be exchanged for a Registered Debenture which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for payment consistent with the provisions described in Sections 205 and 1202 of the Indenture.

        Notice of redemption will be given by publication in Authorized Newspapers in the City of London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg, or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe, and by mail to Holders of Registered Securities. Notice will be given at least once not more than 60 nor less than 30 days prior to the Redemption Date as provided in the Indenture.

        In any case where the due date for the payment of the principal of or interest, including Additional Amounts, on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal or interest, including Additional Amounts, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, or by such last day for conversion, and no interest shall accrue for the period after such date.

        Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time after September 11, 1995, and on or before the close of business on June 30, 2005, or in case this Security is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the fifth Trading Day prior to the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof, provided the unconverted portion of such principal amount is also U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof) into newly issued, fully paid and nonassessable shares of Class A Common Stock of the Company at an initial Conversion Rate equal to 30.888 shares of Class A Common Stock per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, that occurs within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted (or, if this Security was issued in exchange for a Bearer Security after the close of business on such Regular Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case, in an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted), and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no cash payment or adjustment is to be made on conversion if the date of conversion is not an Interest Payment Date, for interest accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Class A Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class A Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. The Conversion Rate will not be adjusted at any time during the term of this Security for dividends on the Class A Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Class A Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Class A Common Stock is not a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

        If a Risk Event (as defined in the Indenture) occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof equal to U.S.$5,000 or any integral multiple of $1,000 in excess thereof, provided the unrepurchased portion of such principal amount is U.S.$5,000 or any integral multiple of $1,000 in excess thereof) for cash at a Repurchase Price equal to 100% of the principal amount plus interest accrued to the Repurchase Date; provided, however, that payments of principal upon repurchase shall be made only upon delivery to the Company of a certification, substantially in the form provided in Section 311(b) of the Indenture, by the Holder as to whether the Security surrendered in connection with such repurchase is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of the Security being surrendered. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

        In the event of redemption, repurchase or conversion of this Security in part only, a new Registered Security or

Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

        Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Class A Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Class A Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

        The indebtedness evidenced by this Security is, to the extent and in the manner provided in Article Thirteen of the Indenture, subordinate and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Security is issued subject to such provisions of Article Thirteen of the Indenture with respect thereto.
Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

        If an Event of Default shall occur and be continuing, the principal (in the amount specified in the next sentence) of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66 2/3% in principal amount of the Outstanding Securities represented, and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities and coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon (including any Additional Amounts) on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Additional Amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer

(a) at the Corporate Trust Office of the Trustee or at such other officer or agency of the Company as may be designated by it for such purpose in The City of New York, or (b) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Transfer Agent, at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sun sufficient to recover any tax or other governmental charge payable in connection therewith.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security and any coupon appertaining thereto, and prior to due presentation of a Registered Security for registration of transfer the Person in whose name a Registered Security is registered, as the owner thereof for all purposes, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        THE INDENTURE, THE SECURITIES AND ANY COUPONS APPERTAINING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



        ELECTION OF HOLDER TO REQUIRE REPURCHASE

        1. Pursuant to Section 1401 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

        2. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 100% of the principal amount hereof plus interest accrued to the Repurchase Date.



Dated: _______________________                  ________________________
                                                Signature


                                                ________________________
                                                Signature Guaranteed:

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                 (c)  Form of Temporary Global Bearer Security

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JUNE 30, 2005

                           TEMPORARY GLOBAL SECURITY

ISIN NO. XS 005 838 4016


        ALBERTO-CULVER COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Temporary Global Bearer Security the principal sum of Forty-Six Million, Seven Hundred Thousand United States Dollars (U.S.$46,700,000) on June 30, 2005, and to pay interest thereon, from July 13, 1995, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 31 in each year (the "Interest Payment Date"), commencing December 31, 1995, at the rate of 5 1/2% per annum, until the principal hereof is due and at the rate of 5 1/2% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that interest on this Temporary Global Bearer Security shall be payable only after the issuance of the Definitive Securities in bearer form for which this Temporary Global Bearer Security is exchangeable and, in the case of Definitive Securities in bearer form, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Indenture referred to below) of the interest coupons thereto attached as they severally mature.

        This Temporary Global Bearer Security is one of a duly authorized issue of Securities of the Company designated as specified in the title hereof, issued and to be issued under the Indenture, dated as of June 30, 1995 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee. This Temporary Global Bearer Security is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the Holder hereof for definitive Securities in bearer form, with interest coupons attached, of authorized denominations, (a) not earlier than 40 days after the date hereof and (b) as promptly as practicable following presentation of certification, in one of the forms set forth in the Indenture for such purpose, that the beneficial owner or owners of this Temporary Global Bearer Security (or, if such exchange is only for a part of this Temporary Global Bearer Security, of such part) are not United States persons, are persons described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury Regulations or are financial institutions that have purchased such Security for resale and that have purchased such Security in accordance with the limitations set forth in the Underwriting Agreement. Definitive Securities in bearer form to be delivered in exchange for any part of this Temporary Global Bearer Security shall be delivered only outside the United States. Upon any exchange of a part of this Temporary Global Bearer Security for Definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Principal Paying Agent or its agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

        Until exchanged in full for Definitive Securities, this Temporary Global Bearer Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as Bearer Securities authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Temporary Global Bearer Security shall be entitled to receive payment of interest or other payments hereon or to convert this Temporary Global Bearer Security into Class A Common Stock of the Company or any other security, cash or other property.

        THIS TEMPORARY GLOBAL BEARER SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

        All terms used in this Temporary Global Bearer Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee or its agent by the manual signature of one of its authorized signatories, this Temporary

Global Bearer Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Temporary Global Bearer Security to be duly executed under its corporate seal.

Dated as of June 30, 1995

                                                  ALBERTO-CULVER COMPANY



                                                  By:___________________________
                                                     Title:

[Corporate Seal]
Attest:

____________________________
Title:

                             SCHEDULE OF EXCHANGES



                    Principal Amount             Remaining                     Notation Made
                     Exchanged for               Principal                      on Behalf of
     Date               Bearer                Amount Following                   Principal
     Made             Securities               Such Exchange                    Paying Agent
     ----           ----------------           ---------------                  -------------
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________
    ____             ____________                ___________                    _____________



SECTION 203.  Form of Coupon.

                                 [FORM OF FACE]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                                                            NO.- _______________
                                                        ISIN NO. _______________

ALBERTO-CULVER COMPANY                                             U.S.$ _______

                                                           DUE ________ __, ____

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE JUNE 30, 2005

        Unless the Security to which this coupon appertains shall have been redeemed, repurchased or converted prior to the date set forth hereon, Alberto-Culver Company (the "Company") shall, subject to and in accordance with the terms and conditions of such Security and the Indenture referred to therein, pay to the bearer on the date set forth hereon, upon surrender hereof, the amount shown hereon (together with any Additional Amounts in respect thereof which the Company may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Company may determine from time to time.

                              [REVERSE OF COUPON]

                     TRANSFER, PAYING AND CONVERSION AGENTS

Bankers Trust Company,           Bankers Trust Luxembourg, S.A.
1 Appold Street,                 14 Boulevard F.D. Roosevelt,
Broadgate, London                L-2450 Luxembourg,
EC2A  2HE, England               Grand Duchy of Luxembourg

                                  PAYING AGENT
                            Swiss Bank Corporation,
                            Paradeplatz 6
                            CH-8010 Zurich, Switzerland


SECTION 204.      Form of Certificate of
                  Authentication.

        The Trustee's certificates of authentication shall be in substantially the following form:

        This is one of the Securities referred to in the within-mentioned Indenture.

                                             [BANKERS TRUST COMPANY,
                                               as Trustee [or its Authenticating
                                               Agent]*


                                                  By:___________________________
                                                           Authorized Signatory]

*For the Temporary Global Bearer Security.


SECTION 205.  Form of Conversion Notice.

                               CONVERSION NOTICE

        (a)  For Bearer Securities:

        The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security into shares of Class A Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. The address for payment of any such check must be outside the United States. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

       The undersigned Holder of this Security understands that the Company may be required by Section 1445 of the United States Internal Revenue Code of 1986, as amended, to withhold ten percent of the fair market value of the shares of stock and cash into which this Security is convertible if this Security constitutes a "United States real property interest", as such term is defined in United States Temporary Treasury Regulations Section 1.897-9T(b) or applicable successor regulations, in the hands of the beneficial owner of this Security if such beneficial owner is not a United States person, as such term is defined in Section 7701 of the United States Internal Revenue Code of 1986, as amended. In order to inform the Company whether withholding is required upon the conversion of this Security, the undersigned Holder, for itself and on behalf of the beneficial owner of this Security, hereby certifies as follows:

        [ ] This Security constitutes a United States real property interest, as above defined, in the hands of its beneficial owner;

        [ ] This Security does not constitute a United States real property interest, as above defined, in the hands of its beneficial owner;

        [ ] The beneficial owner of this Security is a United States person, as above defined, whose name, address and taxpayer identification number are as follows:

                          ____________________________
                          ____________________________
                          ____________________________

        No shares of Class A Common Stock and no check in payment for any fractional share will be delivered to the Holder or any other Person with respect to the conversion of this Security unless one, but only one, of the above boxes is marked.

Dated:  ___________________         _________________________
                                            Signature

If shares are to be registered            HOLDER
in the name of and delivered
to a Person other than the
Holder, please print such          Please print name and
Person's name and address:         address of Holder:


___________________________      _________________________
         Name                              Name


___________________________      _________________________
       Address                           Address


___________________________      _________________________


___________________________      _________________________
Social Security or other         Social Security or other
Taxpayer Identification          Taxpayer Identification
Number, if any                   Number, if any

Name and address (outside the
United States) to where any
check referred to in the first
paragraph of this Conversion
Notice should be mailed:

___________________________
         Name

___________________________
       Address

___________________________
Social Security or other
Taxpayer Identification
Number, if any



_______________________________  Signature Guaranteed


        (b)  For Registered Securities:

        The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof, provided the unconverted portion of such principal amount is also U.S.$5,000 or any integral multiple of U.S.$1,000 in excess thereof) below designated, into shares of Class A Common Stock in accordance with the terms of the Indenture referred to in this Security, (to the extent required by Section
1202) delivers herewith the amount of interest payable on the next Interest Payment Date if this conversion is made between the Regular Record Date for such Interest Payment Date and such Interest Payment Date and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Class A Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and, if this Security is a Restricted Security as defined in the Indenture, the undersigned is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

       The undersigned Holder of this Security understands that the Company may be required by Section 1445 of the United States Internal Revenue Code of 1986, as amended, to withhold ten percent of the fair market value of the shares of stock and cash into which this Security is convertible if this Security constitutes a "United States real property interest", as such term is defined in United States Temporary Treasury Regulations Section 1.897-9T(b) or applicable successor regulations, in the hands of the beneficial owner of this Security if such beneficial owner is not a United States person, as such term is defined in Section 7701 of the United States Internal Revenue Code of 1986, as amended. In order to inform the Company whether withholding is required upon the conversion of this Security, the undersigned Holder, for itself and on behalf of the beneficial owner of this Security, hereby certifies as follows:

        [ ] This Security constitutes a United States real property interest, as above defined, in the hands of its beneficial owner;

        [ ] This Security does not constitute a United States real property interest, as above defined, in the hands of its beneficial owner;

        [ ] The beneficial owner of this Security is a United States person, as above defined, whose name, address and taxpayer identification number are as follows:

                          ____________________________
                          ____________________________
                          ____________________________

        No shares of Class A Common Stock and no check in payment for any fractional share will be delivered to the Holder or any other Person with respect to the conversion of this Security unless one, but only one, of the above boxes is marked.

Dated:  _____________________         ____________________
                                            Signature

 If shares or Registered Securities are to be       If only a portion of the Securities is to be
 registered in the name of a Person other than      converted, please indicate:
 the Holder, please print such Person's name and
 address:
                                                    1.      Principal amount to be converted:

                                                    U.S.$_________
 _________________________________
          Name                                      2.      Principal amount and denomination of
                                                            Registered Securities representing
                                                            unconverted principal amount to be
                                                            issued:
 _________________________________
         Address
                                                    Amount:  U.S.$________

                                                    Denominations:
 _________________________________                  U.S.$______
 Social Security or other Taxpayer                  (U.S.$5,000 or any integral multiple of
 Identification Number, if any                      U.S.$1,000 in excess thereof)


___________________________________                 [Signature Guaranteed]



SECTION 206.      Legend on Restricted Securities.

        During the period beginning on the Closing Date and ending on the date three years from the Closing Date, all Securities originally issued in the United States in accordance with Rule 144A under the Securities Act, which shall be Registered Securities, and all Registered Securities issued pursuant to Section 305 or 306 in respect of such Registered Securities originally issued in the United States shall be deemed "Restricted Securities" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of Registered Security in Section 202(b); provided, however, that the term "Restricted Securities" shall not include Registered Securities as to which restrictions have been terminated in accordance with
Section 305. All Restricted Securities shall bear the applicable legend set forth on the face of the form of Registered Security in Section 202(b). Securities which are not Restricted Securities shall not bear such legend. The Trustee shall not issue any unlegended Registered Security until it has received an Officers' Certificate from the Company directing it to do so.

                                 ARTICLE THREE

                                 THE SECURITIES


SECTION 301.  Title and Terms.

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S.$100,000,000, except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306 or 805.

        The Securities shall be known and designated as the "5 1/2% Convertible Subordinated Debentures due June 30, 2005" of the Company. Their Stated Maturity shall be June 30, 2005 and they shall bear interest on their principal amount from July 13, 1995, payable semi-annually in arrears on June 30 and December 31 in each year, commencing December 31, 1995, at the rate of 5 1/2% per annum until the principal thereof is due and at the rate of 5 1/2% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on Business Days as provided in Section 111.

        The principal of and interest on the Securities shall be payable as provided in the forms of Securities set forth in Sections 202 and 203 (any city in which any Paying Agent is located being herein called a "Place of Payment").

        The Securities shall be redeemable at the option of the Company at any time after June 30, 1998, in whole but not in part, and at the Company's option upon the occurrence of certain events affecting United States taxation, as provided in Article Eleven and in the forms of Securities set forth in Section 202.

        The Securities shall be convertible as provided in Article Twelve (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

        The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Thirteen.

        The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article Fourteen.

SECTION 302.  Denominations.

        The Definitive Securities shall be issuable (i) in bearer form, with interest coupons attached, in the denomination of U.S.$5,000 and (ii) as Registered Securities, without coupons, in denominations of U.S.$5,000 and integral multiples of U.S.$1,000 in excess thereof (U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof if such Registered Security is a Restricted Security (other than a Restricted Security issued in connection with a partial conversion or repurchase of a Restricted Security)).


SECTION 303.      Execution, Authentication,
                  Delivery and Dating.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

        Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its Order for authentication (or to the Principal Paying Agent, in the case of Bearer Securities or the Temporary Global Bearer Security), together with a Company Order for the authentication and delivery of such Securities, and the Trustee or an Authenticating Agent in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. In connection with any Company Order for authentication, a compliance certificate and Opinion of Counsel pursuant to
Section 102 shall not be required.

        Each Bearer Security and the Temporary Global Bearer Security shall be dated as of June 30, 1995. Each Registered Security shall be dated the date of its authentication.

        No Security (or coupon attached thereto) shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 304 or 306, neither the Trustee nor an Authenticating Agent shall authenticate and deliver any Bearer Security unless all coupons appurtenant thereto for interest then matured have been detached and canceled.


SECTION 304.     Global Securities.

                 (a) The Securities (other than the Restricted Securities) shall be issued initially in the form of one Temporary Global Bearer Security, which Temporary Global Bearer Security shall be deposited on behalf of the subscribers for the Securities represented thereby with Bankers Trust Company, London Office, as common depositary (the "Common Depositary"), for credit to their respective accounts (or to such other accounts as they may direct) at MORGAN GUARANTY TRUST COMPANY OF NEW YORK, BRUSSELS OFFICE, as operator of the EUROCLEAR CLEARANCE SYSTEM ("EUROCLEAR"), or CEDEL BANK SOCIETE ANONYME ("CEDEL").

                 On or before the Exchange Date, the Company shall deliver to the Principal Paying Agent at its principal London office located at 1 Appold Street, Broadgate, London EC2A, England, or its designated agent, Bearer Securities executed by the Company. On or after the Exchange Date, the Temporary Global Bearer Security shall be surrendered by the Common Depositary to the Trustee or its agent, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for Bearer Securities without charge to Holders, and the Trustee or the Principal Paying Agent shall authenticate and deliver (at an office or agency outside the United States), in exchange for the Temporary Global Bearer Security or the portions thereof to be exchanged, an equal aggregate principal amount of Bearer Securities, as shall be specified by the beneficial owners thereof;
provided, however, that upon such presentation by the Common Depositary, the Temporary Global Bearer Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by EUROCLEAR as to the portion of the Temporary Global Bearer Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of the Temporary Global Bearer Security held for its account then to be exchanged, each to the effect hereinafter provided. The Company hereby appoints the principal office of the Principal Paying Agent in London, England, or its designated agent, as its agent outside the United States where Bearer Securities may be delivered in exchange for the Temporary Global Bearer
Security or portions thereof.   Each beneficial owner of any  portion  of  the
Temporary Global Bearer Security shall be entitled to take delivery of Bearer Securities only at such office. Notwithstanding any other provision hereof or of the Securities, no Security initially represented by the Temporary Global Bearer Security will be mailed to or otherwise delivered in connection with its original issuance to any location within the United States. The Trustee agrees that it will cause the Principal Paying Agent to retain each certificate provided by EUROCLEAR or CEDEL for a period of four calendar years following the year in which the certificate is received and not to destroy or otherwise dispose of any such certificate without first offering to deliver it to the Company.

                 Each certificate to be provided by EUROCLEAR and CEDEL shall be substantially to the following effect or with such changes therein as shall be approved by the Company and Goldman Sachs International and be satisfactory to the Trustee:

                                  "CERTIFICATE

                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JUNE 30, 2005

                 This is to certify that, based on certificates we have received from our member organizations substantially in the form set out in
Section 311(a) of the Indenture relating to the above-captioned Securities, as of the date hereof, U.S.$_____________ principal amount of the above-captioned Securities acquired from Alberto-Culver Company (i) is owned by persons that are not United States persons (as defined below), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale or (b) United States persons who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such financial institutions on the date hereof (and in the case of either clause (a) or (b), each financial institution has agreed for the benefit of Alberto-Culver Company to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue

Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)).   Financial institutions  described in clause
(iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to United States persons or to persons within the United States or its possessions.

                 As used in this Certificate, "United States persons" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source; "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                 We further certify that (i) we are not making available herewith for exchange any portion of the Temporary Global Bearer Security excepted in such certificates and (ii) as of the date hereof, we have not received any notification from any of our member organizations to the effect that the statements made by such member organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

                 We understand  that this  certificate is required  in
connection  with certain tax laws  of the  United States.   In connection
therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any
interested  party in such  proceedings.   We agree to retain  each statement
provided by a member organization for a period of four calendar years following the year in which the statement is received.

Dated:  ________, 19__*
        *To be dated no
         earlier than the
         Exchange Date.

                                                 [MORGAN  GUARANTY TRUST
                                                 COMPANY  OF NEW YORK,
                                                 BRUSSELS  OFFICE, AS OPERATOR
                                                 OF THE EUROCLEAR CLEARANCE
                                                 SYSTEM]

                                                 [CEDEL BANK SOCIETE ANONYME]


                                                  By __________________________"


                 Each certificate received by EUROCLEAR and CEDEL from Persons appearing in their records as Persons entitled to a portion of the Temporary Global Bearer Security shall be substantially to the effect set forth in Section 311(a).

                 Upon any such exchange of a portion of the Temporary Global Bearer Security for Bearer Securities, the Temporary Global Bearer Security shall be endorsed to reflect the reduction of the principal amount evidenced
thereby.   Until so  exchanged in  full, the Temporary Global Bearer  Security shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, this Indenture as Bearer Securities authenticated and delivered hereunder, except that none of EUROCLEAR, CEDEL or the beneficial owners of the Temporary Global Bearer Security shall be entitled to receive payment of interest or other payments thereon or to convert the Temporary Global Bearer Security, or any portion thereof, into Class A Common Stock of the Company or any other security, cash or other property.

                 Bearer Securities shall be exchangeable for Registered Securities as provided in Section 305.

                 (b)  The Restricted Securities shall be  issued initially in
the  form of a  Restricted Global Registered Security.   Unless an event
described in the next paragraph shall have occurred, Registered Securities issued in exchange for Bearer Securities as provided in Section 305 shall be issued in the form of interests in a Global Registered Security. The Depositary or its nominee shall be the Holder of the Global Registered Securities, and owners of beneficial interests in the Securities represented by the Global Registered Securities shall hold such interests pursuant to the procedures and practices of the Depositary. Any such owners's beneficial ownership of any such Securities will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. Transfer of interests in the Global Registered Securities shall be subject to the provisions of Section 305(b).

                 Unless (A) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Registered Security or ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so, or (B) an Event of Default has occurred and is continuing with respect to a Global Registered Security, owners of beneficial interests in a Global Registered Security will not be entitled to have any portions of such Global Registered Security registered in their names, will not receive or be entitled to receive physical delivery of Registered Securities in definitive form and will not be considered the owners or holders of the Global Registered Security. Any Global Registered Security exchanged upon the occurrence of an event described in Clause (A) of the preceding sentence shall be so exchanged in whole and not in part and any Global Registered Security exchanged upon the occurrence of an event described in Clause (B) of the preceding sentence may be exchanged in whole or from time to time in part as directed by the U.S. Depositary. Any Registered Security issued in exchange for a Global Registered Security or any portion thereof shall be a Global Registered Security, provided that any such Registered Security so issued that is registered in the name of a Person other than the U.S. Depositary or a nominee thereof shall not be a Global Registered Security.

                 Registered Securities issued in exchange for a Global Registered Security or any portion thereof pursuant to the preceding paragraph above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Registered Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Registered Security to be exchanged in whole shall be surrendered by
the Depositary to the  Trustee, as Security Registrar.   With regard to any
Global Registered Security to be exchanged in part, either such Global Registered Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Registered Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.
Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Registered Security issuable on such exchange to or upon the
order of the Depositary or  an authorized representative  thereof.   In the
event of the occurrence of any of the events specified in the preceding paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Registered Securities in definitive form.

                 Except as otherwise set forth in the Indenture or a Global Registered Security, owners of beneficial interests in the Securities evidenced by a Global Registered Security will not be entitled to any rights under the Indenture with respect to such Global Registered Security, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Registered Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.

                 The  Depositary shall  be a  clearing agency  registered under
the Exchange  Act.   Initially, any  and all  Global Registered Securities
issued hereunder shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.


SECTION 305.     Registration, Registration of Transfer and
                 Exchange; Restrictions on Transfer.

                 (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

                 Upon surrender for registration of transfer of any Registered Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture (including Section 206).

                 At the option of the Holder, and subject to the other provisions of this Section 305, Registered Securities may be exchanged for other Registered Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, and subject to the other provisions of this
Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled
to receive.   Every Registered  Security presented or  surrendered for
registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 Bearer Securities may not be issued in exchange for Registered Securities.

                 At the option of the Holder, upon written request, Bearer Securities may be exchanged for Registered Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any office or agency outside the United States designated pursuant to Section 1002, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if such Bearer Security is accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons or the surrender of such missing coupon or coupons may be waived by the Company, the Trustee, and the Principal Paying Agent, if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent outside the United States any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in the form of Bearer Security set forth in Section 202(a), interest represented by coupons shall be payable only upon presentation and surrender of such coupons at an office or agency of the Company outside the United States. Notwithstanding the foregoing, in case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company outside the United States designated pursuant to Section 1002 after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or such related date for payment of Defaulted Interest, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 Whenever any Bearer Securities are so surrendered for exchange, subject to the other provisions of this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 305, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 1202 (other than, in the case of Registered Securities, where the shares of Class A Common Stock are to be issued or delivered in a name other than that of the Holder of the Registered Security) not involving any transfer.

                 In the event of a redemption for taxation reasons as provided in the Forms of Securities set forth in Section 202, the Company will not be required (a) to register the transfer of or exchange Registered Debentures or to exchange Bearer Debentures for Registered Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption, (b) to register the transfer of or exchange any Registered Debenture, or portion thereof, called for redemption, or (c) to exchange any Bearer Debenture called for redemption; provided, however, that a Bearer Debenture called for redemption may be exchanged for a Registered Debenture which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instructions for payment consistent with the provisions described in Sections 205 and 1202.

                 (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 206, unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Registered Security registered in a name other than that of the Holder, such Restricted Security must be accompanied by a certificate in substantially the form set forth in Section 311(c), dated the date of such surrender and signed by the Holder of such Restricted Security, as to compliance with such restrictions on transfer. Neither the Security Registrar nor any Transfer Agent shall be required to accept for such registration of transfer or exchange any Restricted Security not so accompanied by a properly completed certificate.

                 The restrictions imposed by this Section 305 and Section 206 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar or any Transfer Agent in accordance with the provisions of this Section 305 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) be exchanged for a new

Registered Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 206. The Company shall inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                 As used in the preceding two paragraphs of this Section 305, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

                 (c) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Registered Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in Clauses (2) and (3) below and exchanges of interests in Global Registered Securities or of other Securities as described in Clause
(4) below, shall be made only in accordance with this Section 305(c). Transfers and exchanges subject to this Section 305 shall also be subject to the other provisions of this Indenture that are not inconsistent with this
Section 305.

                 (1) A Global Registered Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this Clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Registered Security but is not itself a Global Registered Security. No transfer of a Registered Security to any Person shall be effective under this Indenture or the Registered Securities unless and until such Registered Security has been registered in the name of such
         Person.   Nothing in this Section 305(c)(1)  shall prohibit or render ineffective any transfer of a beneficial interest in a Global Registered Security effected in accordance with the other provisions of this Section 305(c).

                 (2) Restricted Global Registered Security to Unrestricted Global Registered Security. If the holder of a beneficial interest in the Restricted Global Registered Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Global Registered Security, such transfer may be effected, subject to the rules and procedures of the U.S. Depositary, Euroclear and CEDEL, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with this Section 305(c)(2). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Unrestricted Global Registered Security in a principal amount equal to that of the beneficial interest in the Restricted Global Registered Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate given by the holder of such beneficial interest to the effect that such transfer has been effected in compliance with Rule 144 or Rule 904 under the Securities Act, the Trustee, as Security Registrar, shall instruct the U.S. Depositary to reduce the principal amount of the Restricted Global Registered Security, and to increase the principal amount of the Unrestricted Global Registered Security, by the principal amount of the beneficial interest in the Restricted
         Global Registered Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Registered Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Registered Security was reduced upon such transfer.

                 (3) Unrestricted Global Registered Security to Restricted Global Registered Security. If the holder of a beneficial interest in the Unrestricted Global Registered Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Registered Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 305(c)(3). Upon receipt by the Trustee, as Security Registrar, at its office in The City of New York of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Registered Security in a principal amount equal to that of the beneficial interest in the Unrestricted Global Registered Security to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if applicable, the Euroclear or CEDEL account, as the case may be) to be debited for, such beneficial interest, the Trustee, as Security Registrar, shall instruct the U.S. Depositary to reduce the principal amount of the Unrestricted Global Registered Security and to increase the principal amount of the Restricted Global Registered Security, by the principal amount of the beneficial interest in the Unrestricted Global Registered Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Registered Security having a principal amount equal to the amount by which the principal amount of the Unrestricted Global Registered Security was reduced upon such transfer.

                 (4) Other Exchanges. In the event that a Global Registered Security or any portion thereof is exchanged for Securities other than Global Registered Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Registered Securities that are not Global Securities or for beneficial interests in a Global Registered Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Clauses (1) through (3) above (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in the Restricted Global Registered Security comply with Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

                 (d) Neither the Trustee, the Principal Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.


SECTION 306.     Mutilated, Destroyed, Lost or Stolen
                 Securities and Coupons.


                 If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or a Transfer Agent outside the United States, the Company shall execute, the Trustee shall authenticate and the Trustee or Transfer Agent shall deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Bearer Securities shall be delivered and received in person.

                 If there be delivered to the Company and the Trustee or a Transfer Agent outside the United States:

                 (1) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and

                 (2) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company, the Trustee or the Transfer Agent that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute, the Trustee shall authenticate and the Trustee or Transfer Agent shall deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which such coupon appertains (together with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or appertaining to the Security to which such destroyed, lost or stolen coupon appertains; provided, however, that any Bearer Security or any coupon shall be delivered only outside the United States and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Bearer Securities shall be delivered and received in person.


                 In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security or coupon, upon satisfaction of the conditions set forth in the preceding paragraph; provided, however, that, except as otherwise provided in the form of Securities set forth in Section 202(a), the principal of and interest on Bearer Securities shall be payable only at an office or agency outside the United States and, in the case of interest, only upon presentation and surrender of the coupons appertaining thereto.

                 Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Principal Paying Agent and the Transfer Agent) connected therewith.

                 Every new Security with its coupons, if any, issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and coupons duly issued hereunder.

                 The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.


SECTION 307.  Payment of Interest, Interest Rights Preserved.

                 Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company designated pursuant to Section 1002 for the purpose after the close of business (at such office or agency) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due.

                 Interest on the Temporary Global Bearer Security shall be payable only after the issuance of the Bearer Securities for which it is exchangeable as provided in the form of Temporary Global Bearer Security set forth in Section 202(c).

                 Any interest on any Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the
         following manner.   The Company shall notify the Trustee in writing
         of the amount of Defaulted Interest proposed to be paid on each Registered Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such
         Defaulted Interest as in this Clause provided.   The Special Record
         Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following

         Clause (2). In case a Bearer Security is surrendered in exchange for a Registered Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose after the close of business (at such office or agency) on any Special Record Date and before the opening of business (at such office or agency) on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered outside the United States without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon upon surrender thereof.

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to  the foregoing  provisions  of this  Section and
Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 In the case of any Registered Security which is converted as permitted by Section 1201 after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 308.  Persons Deemed Owners.

                 Title to any Bearer Security or coupon shall pass by delivery. The Company, the Trustee, the Principal Paying Agent and any other agent of the Company or the Trustee may treat the bearer of any Bearer Security or the Temporary Global Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee, the Principal Paying Agent nor any other agent of the Company or the Trustee shall be affected by notice to the
contrary.   Prior to due presentment of a Registered  Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.  Cancellation.

                 All Securities and coupons surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Bearer Securities and coupons so surrendered shall be immediately cancelled by such Person upon receipt prior to being forwarded to the Trustee. All Registered Securities so delivered to the Trustee shall be canceled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
Section 309 except as expressly permitted by this Indenture. The canceled Temporary Global Bearer Security and certificates referred to in Section 304 shall be delivered to the Company. All canceled Securities, coupons and any certificates in connection therewith held by the Trustee shall be delivered to the Company.


SECTION 310.  Computation of Interest.

                 Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.  Forms of Certification.

                 (a) Whenever any provision of this Indenture or the form of Temporary Global Bearer Security contemplates that certification be given by a beneficial owner of a portion of the Temporary Global Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and Goldman Sachs International:

                                  "CERTIFICATE

                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JUNE 30, 2005

                 This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned Securities held by you for our account (i) are owned by a person that is not a United States person (as defined below), (ii) are owned by a United States person that is (A) a foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) (a "financial institution")) purchasing for its own account or for resale or (B) a United States person who acquired the Securities through a foreign branch of a United States financial institution and who holds the Securities through such financial institution on the date hereof (and in the case of either clause (A) or (B), the financial institution hereby agrees for the benefit of the Company to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) are owned by a financial institution for purposes of resale during the restricted period (as defined
in United States Treasury  Regulations Section 1.163-5(c)(2)(i)(D)(7)).   In
addition, a financial institution described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certifies that it has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States.

                 As used in this certificate, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source; "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                 We undertake to advise you by telecopy, on or before the date on which you intend to submit your certification relating to the above-captioned Securities then appearing in your books as being held for our account, if the above statement as to beneficial ownership is not correct on such date as to all such Securities.

                 This certificate excepts and does not relate to U.S.$________ principal amount of the above-captioned Securities appearing on your books as being held for our account as to which we are not yet able to certify and as to which we understand that exchange and delivery of Definitive Securities cannot be made until we are able so to certify.

                 We understand  that this  certificate  is required  in
connection with  certain tax  regulations  in the  United States.    If
administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated:  ___________________, 19__*
        *To be dated on or after
         the 15th day before the
         Exchange Date.



                                                   [Name of Account Holder]


                                                   ________________________
                                                   (Authorized Signatory)

                                                   Name:
                                                   Title:


                 (b) In connection with the certification contemplated by Sections 202, 1104 and 1106 and 1401 and 1402 required in connection with payment of the Redemption Price of Securities upon redemption thereof, or the Repurchase Price of Securities upon repurchase thereof, in each case plus accrued interest, if any, such certification shall be in the form of the following certificate, with only such changes as shall be approved by the Company and satisfactory to the Trustee:

                                  "CERTIFICATE

                             ALBERTO-CULVER COMPANY

                   5 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE JUNE 30, 2005

                 The undersigned Holder of this Security understands that the Company may be required by Section 1445 of the United States Internal Revenue Code of 1986, as amended, to withhold ten percent of the principal payable to the Holder upon the redemption or repurchase of this Security if this Security constitutes a "United States real property interest", as such term is defined in United States Temporary Treasury Regulations Section 1.897-9T(b) or applicable successor regulations, in the hands of the beneficial owner of this Security if such beneficial owner is not a United States person, as such term is defined in Section 7701 of the United States Internal Revenue Code of 1986, as amended. In order to inform the Company whether withholding is required upon the redemption or repurchase of this Security, the undersigned Holder, for itself and on behalf of the beneficial owner of this Security, hereby certifies as follows:

                 [ ] This Security constitutes a United States real property interest, as above defined, in the hands of its beneficial owner;

                 [ ] This Security does not constitute a United States real property interest, as above defined, in the hands of its beneficial owner;

                 [ ] The beneficial owner of this Security is a United States person, as above defined, whose name, address and taxpayer identification number are as follows:

                                  ____________________________
                                  ____________________________
                                  ____________________________

                 No payment of the Redemption Price or Repurchase Price or any accrued interest will be made to the Holder or any other Person with respect to the redemption or repurchase of this Security unless one, but only one, of the boxes above is marked.


                                                [Name of Holder]

                                                _________________________


Dated:  __________, _____*"
        *To be dated the date
        of presentation or
        surrender

                 (c) In connection with the certification contemplated by the legend set forth in Section 202(b) or by Section 305 or 1202 relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and Goldman Sachs International:


                                  CERTIFICATE

                             ALBERTO-CULVER COMPANY

                5 1/2% CONVERTIBLE DEBENTURES DUE JUNE 30, 2005

                 This is to certify that as of the date hereof with respect to U.S.$________ principal amount (as defined in the Indenture) of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

                 __________       The transfer of the Surrendered Securities
                                  complies with Rule  144 under the United
                                  States Securities Act of 1933, as amended
                                  (the "Securities Act"); or

                 __________       The transfer  of the Surrendered  Securities
                                  complies with  Rule 144A  under the
                                  Securities Act; or

                 __________       The transfer of the Surrendered Securities
                                  complies with Rule 904  under the Securities
                                  Act.

                                                       [Name of Holder]


                                                       ____________________

Dated:  ____________, ____*
        *To be dated the date
        of presentation or
        surrender


SECTION 312.     CUSIP Numbers.

                 The Company in issuing Registered Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and in issuing Bearer Securities may use "ISIN" numbers (if then generally in use); if so, the Trustee shall use such "CUSIP" and "ISIN" numbers in addition to serial numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


SECTION 401.  Satisfaction and Discharge of Indenture.

                 This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Amounts as provided in the forms of Securities set forth in Section 202 and the Company's obligations to the Trustee pursuant to Section 607), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

                 (1)       either

                          (A) all Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                 Section 306, (ii) coupons appertaining to Securities called for redemption or repurchased and maturing after the relevant Redemption Date or Repurchase Date, as the case may be, whose surrender has been waived as provided in Section 1106 and (iii) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (B) all such Securities and all coupons appertaining thereto not theretofore delivered to the Trustee or the Principal Paying Agent or its agent for cancellation (other than Securities or coupons referred to in clauses (i) through (iii) of clause (1)(A) above)

                                  (i) have become due and payable, or

                                 (ii) will have become due and payable at their
                 Stated Maturity within one year, or

                          (iii) are to be called for redemption within one year
                 under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                 and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i)) in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to clause
(1)(B) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive. Funds held in trust pursuant to this Section are not subject to the provisions of Article Thirteen.


SECTION 402.  Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                 All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


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

                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501.  Events of Default.

                 "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest (including any Additional Amount) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of any Security at its Maturity; or

                 (3) default in the performance or observance, or breach, of any term, covenant, warranty or agreement of the Company in the Securities or this Indenture, and continuance of such default or breach for a period of 60 days after written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default", shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

                 (4) (a) failure by the Company to make any payment in respect of any outstanding Indebtedness in an aggregate amount in excess of U.S.$10,000,000 or the equivalent thereof in any other currency or composite currency and the continuance of such failure beyond any applicable grace period provided for in the terms of such Indebtedness, or (b) default by the Company with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an aggregate amount in excess of U.S.$10,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or, in the case of
         (a) or (b), such payment default or acceleration, as the case may be, having been cured, waived, rescinded or annulled within a period of 10 days after written notice thereof by any trustee or other representative of the holders of such Indebtedness to the Company, or to the

         Company by or on behalf of the holders of not less than 25% in principal amount of such Indebtedness; provided, however, that if, prior to the entry of judgment in favor of any trustee with respect to any Indebtedness or in favor of any holder of any Indebtedness or other representative of the holders thereof, such failure or default under such indenture or instrument shall be remedied or cured by the Company, or waived by the holders of such Indebtedness, and such acceleration (if applicable) shall be rescinded, then the Event of Default under the Indenture shall be deemed likewise to have been remedied, cured or waived; "Indebtedness" is defined to mean obligations of, or guaranteed or assumed by, the Company for borrowed money, including obligations evidenced by bonds, debentures, notes or other similar instruments (it being understood that "Indebtedness" does not include obligations to pay the purchase price of goods if such goods are acquired, and such obligations are incurred, in the ordinary course of the Company's business); or

                 (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment or taking possession of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


SECTION 502.     Acceleration of Maturity; Rescission
                 and Annulment.

                 If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) occurs, the principal of, and accrued interest on, all the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

                 At any time after such declaration of acceleration has been made (or any such automatic acceleration has occurred) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A)  all overdue interest on all Securities,

                          (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities,

                          (C) interest upon overdue interest at a rate of 5 1/2% per annum, and

                          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (2) all Events of Default, other than the nonpayment of the principal of, and any interest on, Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

                 In addition to the foregoing, if any declaration of acceleration is based solely on an Event of Default specified in Section 501(4) and if, at any time after such declaration and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, such Event of Default is deemed to have been remedied, cured or waived pursuant to the proviso of Section 501(4) and the conditions set forth in Clauses (1) and (2) of the preceding paragraph have been satisfied, then such declaration and its consequences shall be deemed to have been automatically rescinded and annulled without any further action by the Trustee or the Holders.

                 No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.     Collection of Indebtedness and Suits
                 for Enforcement by Trustee.

                 The Company covenants that if

                 (1) default is made in the payment of any interest (including any Additional Amounts) on any Security when it becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and any coupons appertaining thereto, the whole amount then due and payable on such Securities and coupons for principal and interest (including any Additional Amounts) and interest on any overdue principal and on any overdue interest (including any Additional Amounts), at a rate of 5 1/2% per annum, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities and coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or either of their creditors, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of

         Securities and coupons allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons.

                 All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which judgment has been recovered.

SECTION 506.  Application of Money Collected.

                Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607;

                 SECOND: To the payment of the amounts then due and unpaid for principal or interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal and interest, respectively; and

                 THIRD:  Any remaining amounts shall be repaid to the Company.


SECTION 507.  Limitation on Suits.

                 No Holder of any Security or coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.


SECTION 508.     Unconditional Right of Holders to
                 Receive Principal and Interest
                 and to Convert.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section
307) interest on such Security or payment of such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Security in accordance with Article Twelve, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  Restoration of Rights and Remedies.

                 If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities or coupons, as the case may be.


SECTION 512.  Control by Holders of Securities.

                 The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.


SECTION 513.  Waiver of Past Defaults.

                 The Holders, either (a) through the written consent of not less than a majority in principal amount of the

Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities and coupons waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of or interest on any Security, or
(2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 514 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of or interest on any Security or the payment of any coupon on or after the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article Twelve.

SECTION 515.  Waiver of Usury, Stay or Extension Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE


SECTION 601.  Certain Duties and Responsibilities.

                 (a)      Except during the continuance of an Event of Default,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

                 (b) In case an Event of Default has occurred and is continuing (provided, in the case of an Event of Default under Section 501(4), the Trustee is deemed to have notice of such Event of Default pursuant to
Section 603(8)), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                 (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

                 Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 105, notice of such default, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(3), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.  Certain Rights of Trustee.

                 Subject to the provisions of Section 601:

                 (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (4) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities or coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (8) the Trustee shall not be deemed to have notice of any Event of Default under Section 501(4) unless a Responsible Officer of the Trustee shall have received notice thereof from Holders of not less than 25% in principal amount of the Outstanding Securities.


SECTION 604. Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) and in the coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.     May Hold Securities, Act as Trustee
                 Under Other Indentures.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

                 The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.


SECTION 606.     Money Held in Trust.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Indemnification of Trustee and Its Prior Claims.

                 The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree on in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claims or expense including taxes (other than taxes based on or measured or determined by the income of the Trustee) incurred by it, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises, except to the extent that any such loss, liability, damage, claims or expense was due to the Trustee's negligence or bad faith. The obligations of the Company under this Section 607 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations under this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, as such, except money or property held in trust to pay the principal of or interest on particular Securities or coupons and such lien shall survive the satisfaction and discharge of the Indenture and any other termination of the Indenture including any termination under any bankruptcy law. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or (6), the holders by their acceptance of the Securities hereby agree that such expenses and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law. "Trustee" for purposes of this Section 607 shall include any predecessor Trustee, but the negligence or bad faith of any Trustee shall not (except to the extent otherwise required by law) affect the indemnification of any other Trustee.

SECTION 608.     Corporate Trustee Required; Eligibility.

                 There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and the City of London, England. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 609.


SECTION 609.     Resignation and Removal; Appointment
                 of Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company.

                 (d)      If at any time:

                 (1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder of a

         Security who has been a bona fide Holder of a Security for at least six months, or

                 (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section and Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section and Section 610, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 105. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.  Acceptance of Appointment by Successor.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.


SECTION 611.     Merger, Conversion, Consolidation or
                 Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 612.     Authenticating Agent.

                 The Principal Paying Agent may authenticate the Temporary Global Bearer Security, and Bankers Trust Luxembourg, S.A. may authenticate Bearer Securities, as the Trustee's Authenticating Agent. The Trustee may, with the consent of the Company, appoint an additional Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

                 Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, the District of Columbia, England and Wales or Luxembourg, authorized under such laws to act as Authenticating Agent subject to supervision or examination by government or other fiscal authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 612, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 612.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 612, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 612.

                 The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 612.

                 If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 612, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:


                This is one of the Securities referred to in the within-mentioned Indenture.

                                                   BANKERS TRUST COMPANY,
                                                     as Trustee
                                                     By [Authenticating Agent],
                                                       as Authenticating Agent


                                                   By
                                                      -------------------------
                                                         Authorized Signatory

                                 ARTICLE SEVEN

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 701.     Company May Consolidate, Etc., Only on Certain
                 Terms.

                 The Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                 (1) in case the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest (including Additional Amounts payable, if any, pursuant to Section 1004) on all of the Securities and coupons, as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1211;

                 (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 803.


SECTION 702.     Successor Substituted.

                 Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with
Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the coupons, if any.

                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES


SECTION 801.     Supplemental Indentures Without Consent of
                 Holders of Securities or Coupons.

                 Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities and coupons as permitted by this Indenture; or

                 (2) to add to the covenants of the Company for the benefit of the Holders of Securities or coupons, or to surrender any right or power herein conferred upon the Company; or

                 (3) to remove or relax the restrictions on payment of principal or interest in respect of Bearer Securities in the United States to the extent then permitted under the Code and applicable regulations of the United States Treasury Department; provided, however , that no adverse consequences would result to any Holder; or

                 (4) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 1211; or

                 (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided, such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities or coupons.

                 Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 803 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.


SECTION 802.     Supplemental Indentures with Consent of
                 Holders of Securities.

                 With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of 66 2/3% in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities or coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security or coupon affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount or the rate of interest payable thereon, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 or a redemption thereof pursuant to Article Eleven, or change the obligation of the Company to pay Additional Amounts pursuant to
         Section 1004, or change the Company's obligation contained in the last paragraph of Section 1209, or change the coin or currency in which any Security or the interest thereon or any other amount in respect thereof is payable, or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 1211, adversely affect the right to convert any Security as provided in Article Twelve, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders of Securities or coupons, or

                 (2) reduce the requirements of Section 904 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture, or

                 (3) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, and in a city in a Western European country (or Luxembourg in particular if so required) pursuant to Section 1002, or

                 (4) modify any of the provisions of this Section or Section 513, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

                 (5)  modify any of the provisions of Section 1010 or 1011.

                 It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 803.  Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 601 and 603) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.  Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.


SECTION 805.     Reference in Securities to Supplemental
                 Indentures.

                 Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 806.     Notice of Supplemental Indentures.

                 Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 105. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                  ARTICLE NINE

                       MEETINGS OF HOLDERS OF SECURITIES

SECTION 901.     Purposes for Which Meetings May Be Called.

                 A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION 902.     Call, Notice and Place of Meetings.

                 (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 901, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in the City of London, England, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 105, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                 (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 901, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.


SECTION 903.     Persons Entitled to Vote at Meetings.

                 To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 904.     Quorum; Action.

                 The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 902(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

                 Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

                 At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 802) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than 66 2/3% in principal amount of Outstanding Securities represented and entitled to vote at such meeting.

                 Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities and coupons, whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 105.

SECTION 905.     Determination of Voting Rights; Conduct
                 and Adjournment of Meetings.

                 (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 103 and the appointment of any proxy shall be proved in the manner specified in Section 103 or by having the signature of the Person executing the proxy witnessed or certified by any officer authorized by Section 103(b) to certify to the holding of Bearer Securities.

                 (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 902(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

                 (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

                 (d) Any meeting of Holders of Securities duly called pursuant to Section 902 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 906.     Counting Votes and Recording Action
                 of Meetings.

                 The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 902 and, if applicable, Section 904. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE TEN

                                   COVENANTS


SECTION 1001.    Payment of Principal and Interest.

                 The Company covenants and agrees that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities, the coupons appertaining thereto and this Indenture. The interest due on the Bearer Securities on or before Maturity, other than Additional Amounts payable as provided in Section 1004 in respect of principal of such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The Company will deposit or cause to be deposited with the Trustee, one Business Day prior to the Stated Maturity of any Security or one Business Day prior to the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.


SECTION 1002.    Maintenance of Offices or Agencies.

                 The Company hereby appoints (a) the Corporate Trust Office of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Registered Securities may be presented or surrendered for payment, where Bearer Securities and coupons may be presented or surrendered for payment in the circumstances described below (and not otherwise), where Registered Securities may be surrendered for registration of transfer or exchange, where Registered Securities may be surrendered for conversion, where Bearer Securities may be surrendered for conversion in the circumstances described below (and not otherwise) and where notices and demands to or upon the Company in respect of the Securities and coupons and this Indenture may be served, and
(b) (i) the office of Bankers Trust Company, 1 Appold Street, Broadgate, London EC2A 2HE, England, (ii) the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, Grand Duchy of Luxembourg and
(iii) the office of Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich, Switzerland, as its agents outside of the United States where, subject to any applicable laws or regulations, Bearer Securities and coupons may be presented and surrendered for payment, where Registered Securities may be surrendered for registration of transfer or exchange and where Bearer Securities may be surrendered for conversion. As provided in the form of Bearer Securities set forth in Section 202(a), payment of principal of or interest on Bearer Securities, including any Additional Amounts payable on Bearer Securities pursuant to Section 1004, may be made, and Bearer Securities may be surrendered for conversion, at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, interest or Additional Amounts, or surrender of Bearer Securities for conversion, as the case may be, at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

                 The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 1003, the Company will maintain (1) in the Borough of Manhattan, The City of New York, an office or agency where Registered Securities may be presented or surrendered for payment and conversion, where Bearer Securities and coupons may be presented or surrendered for payment and conversion in the circumstances described in the last sentence of the first paragraph of this Section (and not otherwise), where Registered Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and coupons and this Indenture may be served, and (2) subject to any laws or regulations applicable thereto, in any city in a Western European country, an office or agency where Securities and coupons may be presented and surrendered for payment, where Securities may be presented for registration of transfer or exchange or conversion; and provided, further, that so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company will maintain a Paying Agent and Conversion Agent in Luxembourg. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 105, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

                 If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office of the Trustee, except that Bearer Securities and coupons may be presented and surrendered for payment and conversion to the Trustee at its office in the City of London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

SECTION 1003.    Money for Security Payments To Be Held
                 in Trust.

                 If the Company shall act as a Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents, it will, one Business Day prior to each due date of the principal of or interest on any Securities, deposit with the Trustee a sum sufficient to pay the principal or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 1004.    Additional Amounts.

                 The Company will pay to the Holder of any Security or any coupon appertaining thereto Additional Amounts as provided in the form of Bearer Security in the case of any Bearer Security, or Registered Security, in the case of any Registered Security, set forth in Section 202. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or interest on, or in respect of, any Security or any coupon, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                 At least 10 days prior to June 30, 1996 or an earlier Redemption Date or Repurchase Date (and at least 10 days prior to each date of payment of principal or interest after June 30, 1996 or such earlier Redemption Date or Repurchase Date, if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company will furnish the Trustee and the Company's Paying Agents in London, England, and in the Borough of Manhattan, The City of New York, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agents whether such payment of principal of or interest on the Securities shall be made to Holders of Securities or coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the second paragraph of the face of the forms of Definitive Securities set forth in Section 202. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or the principal Paying Agent the Additional Amounts required by this Section to be paid in the event of any such withholding. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section, except to the extent such loss, liability or expense is attributable to the Trustee's negligence or bad faith.

SECTION 1005.    Corporate Existence.

                 Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors, or Chief Executive Officer and Chief Financial Officer of the Company jointly, determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.    Maintenance of Properties.

                 The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1007.    Payment of Taxes and Other Claims.

                 The Company will promptly pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property, real or personal, or upon any part thereof, of the Company or any Subsidiary, and (2) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1008.    Registration and Listing.

                 Within a reasonable time after the issuance of the Temporary Global Bearer Security, the Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Class A Common Stock issuable upon conversion of Securities may be lawfully issued and delivered, and thereafter publicly traded (if permissible under the Securities Act of 1933), and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Class A Common Stock required to be issued and delivered upon conversion of Securities prior to such issuance or delivery on each national securities exchange on which outstanding Class A Common Stock is listed at the time of such delivery and if outstanding Class A Common Stock is not listed on any national securities exchange or is not so qualified at the time of such

                                      -131
delivery, to use its reasonable best efforts to qualify such shares prior to such delivery for quotation through the Nasdaq National Market.

SECTION 1009.    Statement by Officers as to Default.

                 The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of performance by the signers of their duties as such officers of the Company they would normally obtain knowledge of whether any default exists in the performance and observance of any of the terms, provisions and conditions of this Indenture and whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture. Such Certificate shall further state, as to each such officer signing such Certificate, to the best of the knowledge of such officer, as of the date of such Officers' Certificate, (a) whether any such default exists, (b) whether the Company during the preceding fiscal year kept, observed, performed and fulfilled each and every covenant and obligation of the Company under this Indenture and (c) whether there was any default in the performance and observance of any of the terms, provisions or conditions of this Indenture during such preceding fiscal year. If the officers signing the Certificate know of such a default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such default and its status with particularity. The Company shall also promptly notify the Trustee if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date.

                 The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

                 Any notice required to be given under this Section 1009 shall be delivered to the Trustee at its Corporate Trust Office.


SECTION 1010.    Delivery of Certain Information.

                 At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of

Class A Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Class A Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such a security (or any predecessor Security) was acquired from the Company or (ii) the date such a Security (or any Predecessor Security) was last acquired from the Company or an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto); and provided further, that the Company shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act if such Security may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).


SECTION 1011.  Resale of Certain Securities; Reporting Issuer.

                 During the period beginning on the Closing Date and ending on the date that is three years from the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute "restricted securities" under Rule 144 or (y) any securities into which such Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence. The Company will continue to be a "reporting issuer" for purposes of Rule 903 under the Securities Act until the full principal amount of the Temporary Global Bearer Security has been exchanged for Definitive Securities in accordance with this Indenture.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES


SECTION 1101.  Right of Redemption.

                 The Securities may be redeemed in accordance with the provisions of the forms of Securities set forth in Section 202.


SECTION 1102.  Applicability of Article.

                 Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article Eleven.


SECTION 1103.  Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 60 days (or 75 days in the case of a redemption pursuant to the fourth paragraph of the reverse of the forms of Definitive Securities set forth in Section 202) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. If the Securities are to be redeemed pursuant to an election of the Company which is subject to a condition specified in the forms of Securities set forth in Section 202, the Company shall furnish the Trustee with an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.


SECTION 1104.  Notice of Redemption.

                 Notice of redemption shall be given in the manner provided in
Section 105 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, and (except, in the case of a redemption pursuant to the fourth paragraph of the forms of reverse of the Definitive Securities set forth in Section 202, to the extent otherwise expressly provided in such form) such notice shall be irrevocable.

                 All notices of redemption shall state:

                 (1)  the Redemption Date,

                 (2)  the Redemption Price, and accrued interest, if any,

                 (3) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

                 (4) the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities, together with all unmatured coupons and any matured coupons in default appertaining thereto, may be surrendered for conversion,

                 (5)  the place or places that the certificate required by
         Section 202, Section 311(b) and Section 1106 shall be delivered, and the form of such certificate, and

                 (6) the place or places where such Securities, together with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any.

                 The notice shall specify the serial and ISIN (if any) numbers of the Bearer Securities (either individually or in group, from one number to another, or by last digit or digits) called for redemption and, in the case of Registered Securities, the serial and CUSIP numbers (if any) and the portions thereof called for redemption.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.


SECTION 1105.  Deposit of Redemption Price.

                 One Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with the principal Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                 If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security, if a Registered Security, or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.


SECTION 1106.  Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to Bearer Securities shall, except to the extent provided below, be void. Upon surrender of any Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Bearer Security set forth in
Section 202(a)); provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307; and provided further that payments of the Redemption Price plus accrued interest, if any, upon redemption of any Security shall be made only upon delivery to the Company of a certification by the Holder in substantially the form of Section 311(b) as to whether the Security surrendered in connection with such redemption is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the beneficial owner of the Security being surrendered. Subject to Section 601 of the Indenture, neither the Trustee nor any Paying Agent shall have any responsibility with respect to any tax referred to in such certification, and the Company agrees to indemnify, defend and hold harmless the Trustee and any Paying Agent against any liability of the Trustee or any Paying Agent in respect of Section 897 or 1445 of the Internal Revenue Code of 1986, as amended.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of such Security shall, until paid, bear interest from the Redemption Date at a rate of 5 1/2% per annum and each Security shall remain convertible into Class A Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

                 If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupons or coupon may be waived by the Company and the Trustee or the Principal Paying Agent or its agent, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Bearer Security set forth in Section 202(a)).

                                 ARTICLE TWELVE

                            CONVERSION OF SECURITIES


SECTION 1201.  Conversion Privilege and Conversion Rate.

                 Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security other than the Temporary Global Bearer Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Class A Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on September 12, 1995 and expire at the close of business on June 30, 2005, subject, in the case of the conversion of any Global Registered Security, to any applicable book-entry procedures of the Depositary therefor. In case a Security is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security shall expire at the close of business on the Redemption Date or the fifth Trading Day preceding the Repurchase Date (as defined in Article Fourteen), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any applicable book entry procedures).

                 The rate at which shares of Class A Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 30.888 shares of Class A Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article Twelve.


SECTION 1202.  Exercise of Conversion Privilege.

                 In order to exercise the conversion privilege, the Holder of any Definitive Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank (in the case of any Registered Security), at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by a duly signed conversion notice substantially in the form set forth in Section 205 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted (in the case of any Registered Security), the portion thereof to be converted. Each Bearer Security

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

surrendered for conversion must be surrendered together with all coupons appertaining thereto that mature after the date of conversion. If any Bearer Security surrendered for conversion shall not be accompanied by all such appurtenant coupons, the surrender of any or all of such missing coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. Matured coupons not in default (including coupons maturing on the date of conversion) will be payable against surrender thereof, and matured coupons previously surrendered and in default will continue to be payable, notwithstanding the exercise of the right of conversion by the Holder of the Security to which the coupon appertains. Each Registered Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, or repurchased on a Repurchase Date, occurring within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Registered Security (or part thereof, as the case may be) being surrendered for conversion (or, if such Registered Security was issued in exchange for a Bearer Security after the close of business on such Regular Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case in an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Registered Security (or portion thereof) then being converted). The interest so payable on such Interest Payment Date in respect of such Registered Security (or portion thereof, as the case may be) surrendered for conversion shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Registered Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 307, no cash payment or adjustment shall be made upon any conversion on account of, if the date of conversion is not an Interest Payment Date, any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Class A Common Stock issued upon conversion. The Company's delivery to the Holder of the fixed number of shares of Class A Common Stock (or a cash adjustment, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

                 Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1203.

                 All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear a restrictive legend substantially in the form of the legend required to be set forth on the Restricted Securities pursuant to
Section 206 and shall be subject to the restrictions on transfer provided in such legend. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legend on such Class A Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to the Company or to the Company's transfer agent for such Class A Common Stock, prior to or concurrently with a request to the Company to deliver such Class A Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

                 In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if (i) such Security is a Registered Security of a denomination larger than U.S.$5,000 and
(ii) the principal amount of such Security both to be converted and to remain Outstanding after such conversion is equal to U.S.$5,000 or any integral multiple of $1,000 in excess thereof.

                 If shares of Class A Common Stock to be issued upon conversion of a Restricted Security, or Registered Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in Section 311(c), dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the beneficial owner shares of Class A Common Stock or Registered Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.


SECTION 1203.  Fractions of Shares.

                 No fractional shares of Class A Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. Instead of any fractional share of Class A Common Stock which would otherwise be issuable upon conversion of any Security or Securities, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the current market price per share of Class A Common Stock (calculated in accordance with Section 1204(8) below) at the close of business on the day of conversion. Such cash payments shall, in the case of a conversion of Bearer Securities, be made to an address outside of the United States.


SECTION 1204.  Adjustment of Conversion Rate.

                 The Conversion Rate shall be subject to adjustments from time to time as follows:

                 (1) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in shares of its Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing

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

such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (8), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

                 (2) In case at any time after the date hereof, the Company shall issue rights or warrants to all holders of its Class A Common Stock (not being available on an equivalent basis to Holders of the Securities upon conversion) entitling them to subscribe for or purchase shares of Class A Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 1204) of the Class A Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not issue any rights or warrants in respect of shares of Class A Common Stock held in the treasury of the Company.

                 (3) In case at any time after the date hereof, outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which suchsubdivision becomes effective shall be proportionately increased, and, conversely, in case at any time after the date hereof, outstanding shares of Class A Common Stock shall each be combined into a smaller number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (4) In case at any time after the date hereof the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness or assets (including stock or other securities of the Company or any other issuer, but excluding any rights or warrants referred to in paragraph (2) of this Section 1204, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 1204), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 1204) of the Class A Common Stock on the date fixed for such determination less the then fair market value (each reference to "fair market value" in this Section 1204 shall mean the fair market value as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator shall be such current market price per share of the Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

                 (5) In case (A) the Company shall, by dividend or otherwise, other than quarterly dividends declared or paid in accordance with the Company's practice as established from time to time, distribute to all holders of its Class A Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 1211 applies or as part of a distribution referred to in paragraph (4) of this Section 1204) and
(B)(I) the total of (x) the aggregate amount of such cash distribution, (y) the aggregate amount of any other distributions to all holders of its Class A Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 1204 has been made (other than quarterly dividends declared or paid in accordance with the Company's practice as established from time to time) and (z) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender offers by the Company or any of its Subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 1204 has been made, exceeds (II) 10% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 1204) of the Class A Common Stock on the date for the determination of holders of shares of Class A Common Stock entitled to receive such distribution times the number of shares of Class A Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to such current market price per share on the date fixed for such determination less an amount equal to the quotient of (X) the sum of (I) the total of the amounts referred to in subclauses (B)(I)(x) and (y) of this paragraph (5) and (II) the aggregate of the excess of the amount referred to in subclause (B)(I)(z) of this paragraph (5) for each tender offer so referred to over the aggregate current market price of the shares of Class A Common Stock purchased in such tender offer as of the Expiration Time (as hereinafter defined) for such tender offer divided by (Y) the number of shares of Class A Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to such current market price per share on such date for determination.

                 (6) In case (A) a tender offer made by the Company or any Subsidiary for all or any portion of the Class A Common Stock shall expire and
(B)(I) the total of (x) the fair market value of the aggregate consideration required to be paid pursuant to such tender offer (as amended upon the expiration thereof) to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of

Purchased Shares (as defined below)), (y) the aggregate of the cash plus the fair market value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Class A Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 1204 has been made and (z) the aggregate amount of any distributions to all holders of the Company's Class A Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 1204 (other than quarterly dividends declared or paid in accordance with the Company's practice as established from time to time) has been made, exceeds
(II) 10% of the product of the current market price per share of the Class A Common Stock (determined as provided in paragraph (8) of this Section 1204) on the date of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (a) the product of (I) such current market price per share on the date of the Expiration Time and (II) the number of shares of Class A Common Stock outstanding (including any tendered shares) as of the Expiration Time less (b) the total of the amounts referred to in Clause (B)(I) of this paragraph (6), and (ii) the denominator of which shall be equal to the product of (a) such current market price per share on the date of the Expiration Time and (b) the number of shares of Class A Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                 (7) The reclassification of Class A Common Stock into securities including other than Class A Common Stock (other than any reclassification upon a consolidation or merger to which Section 1211 applies) shall be deemed to involve (a) a distribution of such securities other than Class A Common Stock to all holders of Class A Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 1204), and
(b) a subdivision or combination, as the case may be, of the number of shares of Class A Common Stock outstanding immediately prior to such reclassification into the number of shares of Class A Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 1204).

                 (8)  For the purpose of any computation under paragraphs (2),
(4), (5) or (6) of this Section 1204, the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                 (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                 (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 1204, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Class A Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall be final and conclusive.


SECTION 1205.  Notice of Adjustments of Conversion Rate.

                 Whenever the Conversion Rate is adjusted as herein provided:

                 (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 1204 and shall prepare a certificate signed by the principal financial officer, Treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith promptly be filed with the Trustee and with each Conversion Agent; and

                 (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 105.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.


SECTION 1206.  Notice of Certain Corporate Action.

                 In case:

                 (1) the Company shall declare a dividend (or any other distribution) on its Class A Common Stock payable otherwise than in cash out of its earned surplus; or

                 (2) the Company shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                 (3) (a) of any reclassification of the Class A Common Stock of the Company, or (b) of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or (c) of any tender offer by the Company or any Subsidiary for all or any portion of the Class A

             Common Stock, or (d) of the conveyance, transfer, sale or lease of all or substantially all of the assets of the Company; or

                 (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be provided to all Holders in accordance with Section 105, at least 20 days (or 10 days in any case specified in clause (1), (2) or (3)(c) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the effective date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance,  transfer, sale, lease, dissolution,  liquidation
or winding up.   Neither the  failure to give such notice  or the notice
referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 1206. If at the time the Trustee shall not be the conversion agent, a copy of such notice and any notice referred to in the following paragraph shall also forthwith be filed by the Company with the Trustee.

                 The preceding paragraph to the contrary notwithstanding, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be provided to all Holders in accordance with Section 105, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Class A Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 1207.  Company to Reserve Class A Common Stock.

                 The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Class A Common Stock then issuable upon the conversion of all Outstanding Securities.


SECTION 1208.  Taxes on Conversions.

                 Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Securities
pursuant hereto.   A Holder delivering a  Security for conversion  will be
required to pay (i) any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid; or (ii) any tax arising under Section 897 or 1445 of the Code without receiving any Additional Amounts with respect thereto, and conversion shall be made only upon delivery to the Company of a certification by the Holder in substantially the form of Section 206 as to whether the Security surrendered in connection with such conversion is a "United States real property interest", as defined in the Code with respect to the beneficial owner of the Security being surrendered. Subject to
Section 601 of the Indenture, neither the Trustee nor any Conversion Agent shall have any responsibility with respect to any such tax, and the Company agrees to indemnify, defend and hold harmless the Trustee and any Conversion Agent against any liability of the Trustee or any Conversion Agent in respect of Section 897 or 1445 of the Code.


SECTION 1209.  Agreements as to Class A Common Stock.

                 The Company agrees that all shares of Class A Common Stock which may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 1208, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                 No class of the Company's common stock (other than the Class B Common Stock) shall have voting rights that are proportionately greater per share than those of any class of capital stock issuable on any conversion of the Securities pursuant hereto, and all classes of which shares are so issuable on any such conversion shall have voting rights.

                 The Company agrees that it will not amend the second paragraph of Article 4 of its Restated Certificate of Incorporation, as amended as of the date of this instrument as originally executed, if, as a result of such amendment, (a) the Company could (i) pay dividends to the holders of the Class B Common Stock without paying to the holders of the Class A Common Stock a dividend per share at least equal to the dividend per share paid to holders of the Class B Common Stock, (ii) make a share distribution other than a share distribution permitted by the first sentence of clause b of such paragraph, or (iii) reclassify, subdivide or combine one class of its common stock without reclassifying, subdividing or combining the other class of common stock, on an equal per share basis, (b) the holders of Class A Common Stock would have less than one-tenth of a vote per share or the holders of Class B Common Stock would have more than one vote per share, (c) the holders of Class A Common Stock and the holders of Class B Common Stock would not share equally, on a share for share basis, in any distribution of the Company's assets upon any liquidation, dissolution or winding up of the Company or would not have equal rights, on a share for share basis, in the event of any merger or consolidation of the Company in which shares of common stock of the Company are converted into cash, securities or other property, or (d) a share of Class A Common Stock could be converted into less than one share of Class B Common Stock or a share of Class B Common Stock could be converted into more than one share of Class A Common Stock.


SECTION 1210.    Cancellation of Converted Securities.

                 All Securities delivered for conversion shall be delivered to the Trustee or the Principal Paying Agent or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.


SECTION 1211.    Provision in Case of Consolidation, Merger or
                 Conveyance of Assets.


                 In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company) or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Class A Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease, assuming such holder of Class A Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such conveyance, transfer, sale or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease is not the same for each share of Class A Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, transfer, sale or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 1211 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so
receivable per share by  a plurality of  the Non-electing Shares).   Such
supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 1211 shall similarly apply to successive consolidations, mergers, conveyances, transfers, sales or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 105 promptly upon such execution.

                 Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.


SECTION 1212.    Responsibility of Trustee for Conversion
                 Provisions.


                 The Trustee, subject to the provisions of Section 601, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 601, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 601, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 601, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                ARTICLE THIRTEEN

                                 SUBORDINATION


SECTION 1301.    Securities Subordinated to Senior Debt.

                 The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four), the payment of the principal of and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.


SECTION 1302.    Payment Over of Proceeds Upon Dissolution,
                 Etc.


                 In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of all Senior Debt shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

                 In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                 For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the
Securities are so  subordinated as provided in  this Article.   The
consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution or the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Seven shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in Article Seven.


SECTION 1303.    No Payment When Senior Debt in Default.

                 In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt to which such Senior Payment Default relates shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of
Senior Debt.   "Senior Payment Default" means any  default in the payment of principal of or interest on any Senior Debt.

                 In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from any Permitted Holder of Senior Debt, no Securities Payment shall be made until such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such
Senior Nonmonetary Default relates  shall have been discharged.   "Senior
Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Debt is outstanding, permitting (whether immediately or after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

                 In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

                 The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1302 would be applicable.


SECTION 1304.    Payment Permitted If No Default.

                 Nothing contained in this Article or in any of the Securities insofar as they incorporate the provisions of this Article shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Section 1303, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities

Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, the Trustee did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.


SECTION 1305.    Subrogation to Rights of Holders of Senior
                 Debt.

                 Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.


SECTION 1306.    Provisions Solely to Define Relative Rights.

                 The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one
hand and the  holders of Senior Debt  on the other hand.   Nothing contained in
this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1307.    Trustee to Effectuate Subordination.

                 Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 1308.    No Waiver of Subordination Provisions.

                 No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1309.    Notice to Trustee.

                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any
payment to  or by the Trustee  in respect of the Securities.   Notwithstanding
the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor or representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                 Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1310.    Reliance on Judicial Order or Certificate of
                 Liquidating Agent.

                 Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1311.    Trustee Not Fiduciary for Holders of Senior
                 Debt.


                 The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

                 With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.


SECTION 1312.    Rights of Trustee as Holder of Senior Debt;
                 Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1313.    Article Applicable to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1312 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1314.  Certain Conversions Deemed Payment.

                 For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Twelve shall not be deemed to constitute a Securities Payment and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed
to constitute  a Securities Payment.   For the purposes of this Section, the
term "junior securities" means shares of any common stock. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Twelve.

                                ARTICLE FOURTEEN

                 REPURCHASE OF SECURITIES AT THE OPTION OF THE
                            HOLDER UPON A RISK EVENT


SECTION 1401.  Right to Require Repurchase.

                 In the event that a Risk Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is an integral multiple of U.S.$5,000 (provided that no single Bearer Security may be repurchased in part, and no single Registered Security may be repurchased in part unless the portion of the principal amount of such Registered Security to be Outstanding after such repurchase is equal to U.S.$5,000 or integral multiples of U.S.$1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in
Section 1402) for cash in Dollars at a purchase price equal to 100% of the principal amount plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided however that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Bearer Security set forth in Section 202(a)); provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307; and provided, further, that payments of the Repurchase Price plus accrued interest, if any, upon repurchase of any Security shall be made only upon delivery to the Company of a certification by the Holder in substantially the form of
Section 311(b) as to whether the Security surrendered in connection with such redemption is a "United States real property interest", as defined in the United States Internal Revenue Code of 1986, as amended, with respect to the
beneficial owner of the Security being surrendered.   Subject to Section 601 of
the Indenture, neither the Trustee nor any Paying Agent shall have any responsibility with respect to any tax referred to in such certification, and the Company agrees to indemnify, defend and hold harmless the Trustee and any Paying Agent against any liability of the Trustee or any Paying Agent in respect of Section 897 or 1445 of the Internal Revenue Code of 1986, as amended. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Four, unless a Risk Event shall have
occurred prior  to such discharge.   Whenever  in this Indenture (including
Sections 202, 301, 501(2) and 508) there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.


SECTION 1402.  Notices; Method of Exercising
               Repurchase Right, Etc.


                 (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Risk Event, the Company or, at the request of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 105 notice (the "Company Notice") of the occurrence of the Risk Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                 Each notice of a repurchase right shall state:

                 (1)  the Repurchase Date,

                 (2)  the date by which the repurchase right must be exercised,

                 (3)  the Repurchase Price, and accrued interest, if any,

                 (4) a description of the procedure which a Holder must follow to exercise a repurchase right, and

                 (5) that on the Repurchase Date the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

                 (6) the Conversion Rate, the date on which the right to convert the Securities to be repurchased will terminate and the places where such Securities, together with all unmatured coupons and any matured coupons in default appertaining thereto, may be surrendered for conversion,

                 (7)   the place or  places that the certificate  required by
         Section 202 and Section 1401 shall be delivered, and the form of such certificate, and

                 (8) the place or places where such Securities, together with all coupons appertaining thereto, if any, maturing after the Repurchase Date, are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

                 No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

                 If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

                 (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Registered Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised, together with all coupons, if any, appertaining thereto maturing after the Repurchase Date; provided, however, that Bearer Securities shall be delivered only to an office of a Paying Agent located outside the United States except in the limited circumstances described in Section 1003. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the fifth Trading Day preceding the Repurchase Date.

                 (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Principal Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised (subject to the provisions of Article Thirteen); provided, however, that Bearer Securities shall be so payable only at an office or agency outside the United States (except as otherwise provided in the form of Definitive Security set forth in Section 202(a)).

                 (d) If any Bearer Security surrendered for repurchase shall not be accompanied by all appurtenant coupons maturing after the Repurchase Date, such Security may be paid after deducting from the Repurchase Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupons or coupon may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repurchase Price, if any, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Definitive Security set forth in Section 202(a)).

                 (e) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 5 1/2% per annum, and each Security shall remain convertible into Class A Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

                 (f) Any Registered Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Registered Security without service charge, a new Registered Security or

Registered Securities, containing identical terms and conditions, each of the authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Registered Security so surrendered.


SECTION 1403.  Certain Definitions.

                 For purposes of this Article Fourteen,

                 (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act, as in effect on the date of the original execution of this Indenture,;

                 (b) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture;

                 (c) the term "Quoted Price" of the Class A Common Stock on any Trading Day shall mean the Closing Price Per Share of the Class A Common Stock on such Trading Day;

                 (d) a "Risk Event" shall be deemed to have occurred at such time as:

                          (i) any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company and other than
                                  (x) Leonard H. Lavin,  Bernice E. Lavin,
                                  Carol L. Bernick, Howard B. Bernick, their estates, trusts for their benefit or Persons controlled by any of the foregoing or (y) any such syndicate or group which includes any person or entity referred to in the previous clause (x)) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors; or

                          (ii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person
                                  (other  than  (a) any  such
                                  transaction  pursuant to which the
                                  holders of  the Class A and  Class B
                                  Common Stock immediately prior to
                                  such  transaction have, directly  or
                                  indirectly, at least  a majority of
                                  the common equity  of the continuing
                                  or surviving  corporation
                                  immediately after such  transaction
                                  and (b) any merger  (x) which does
                                  not result  in any reclassification,
                                  conversion,  exchange or
                                  cancellation of  outstanding shares
                                  of Class A  or Class B  Common Stock
                                  or  (y) which is  effected solely to
                                  change the jurisdiction  of
                                  incorporation of the Company and
                                  results in a reclassification,
                                  conversion  or exchange of
                                  outstanding shares of Class A or
                                  Class B Common Stock into solely
                                  shares of Class A or Class B Common
                                  Stock;

provided, however, that a Risk Event with respect to the Securities shall not be deemed to have occurred if either (A) the Quoted Price on any five Trading Days during the 10 Trading Day period immediately preceding the date of the Risk Event shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day or (B) with respect to clause (ii) above, all the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Risk Event consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock. The "Conversion Price" shall equal U.S.$1,000 divided by the Conversion Rate.

                                ARTICLE FIFTEEN

               HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 1501.    Company to Furnish Trustee Names and
                 Addresses of Holders.


                 The Company will furnish or cause to be furnished to the
Trustee:

                 (a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such Regular Record Date, and

                 (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 1502.    Preservation of Information.

                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 1501 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it pursuant to Section 1501 upon receipt of a new list so furnished.

                             _____________________

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         ALBERTO-CULVER COMPANY


                                         By_______________________________
                                           Name:
                                           Title:


[SEAL]

Attest:

______________________________
Name:
Title:


                                             BANKERS TRUST COMPANY

                                             By_________________________
                                               Name:
                                               Title:

[SEAL]

Attest:

______________________________
Name:
Title:

STATE OF ILLINOIS    )
                     : ss.:
COUNTY OF COOK       )


                 On the  _____________________________, 1995, before  me
personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of Alberto-Culver Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            ______________________________
                                                     Notary Public


STATE OF NEW YORK         )
                          : ss.:
COUNTY OF NEW YORK        )


                 On the  _____________________________, 1995, before  me
personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            ______________________________
                                                     Notary Public